SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)     January 23, 1999


                                CNB Bancorp, Inc
             (Exact Name of Registrant as Specified in its Charter)


         New York
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
     of Incorporation)                                     Identification No.)


(Address of Principal Executive Offices)                       (Zip Code)


Registrant's Telephone Number, including Area Code   (518) 773-7911


                                      N/A
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

         Registrant entered into a definitive agreement to acquire Adirondack Financial Services Bancorp, Inc. ("Adirondack") on January 23, 1999. Pursuant to the terms of the transaction, Registrant will merge Adirondack's wholly owned subsidiary, Gloversville Federal Savings and Loan Association, into its banking subsidiary, City National Bank and Trust Company, at the consummation of the acquisition of Adirondack. Under the terms of the transaction, shareholders of Adirondack will receive $15 million is cash in the aggregate, subject to possible adjustment, for all of the outstanding shares of Adirondack. The transaction is subject to regulatory approval and the approval of Adirondack's shareholders.

Item 7.  Financial Statements and Exhibits

         Registrant files as part of this report the following Exhibits:

         Exhibit Number       Description
          2                   Agreement of Merger dated January 23, 1999
          99                  CNB Bancorp, Inc. press release
                              dated January 25, 1999

                                  Signature

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CNB Bancorp, Inc.


Dated:   February 4, 1999         By /s/   George A. Morgan
         ----------------         ------------------------------------------
                                  George A. Morgan, Executive Vice President

                                EXHIBIT INDEX


Exhibit Number                   Description                     Page Number

      2                Agreement of Merger dated January              4
                                  23, 1999


      99             CNB Bancorp, Inc. press release dated           66
                              January 25, 1999

                                  EXHIBIT 2

















                             AGREEMENT OF MERGER


                                 BY AND AMONG

                   CNB BANCORP, INC., CNB ACQUISITION CORP.


                                     AND

                 ADIRONDACK FINANCIAL SERVICES BANCORP, INC.


                         Dated as of January 23, 1999

                              TABLE OF CONTENTS


ARTICLE I
THE MERGER.............................. ....................................2
                  1.1      The Merger... ....................................2
                  1.2      Exchange Agent....................................3
                  1.3      Funding of Exchange Agent........ ................4
                  1.4      Closing; Effective Time...........................4
                  1.5      Stock Options.....................................4

ARTICLE II
REPRESENTATIONS AND WARRANTIES CONCERNING ADIRONDACK.........................5
                  2.1      Organization, Good Standing and Authority.........5
                  2.2      Organizational Documents; Minutes and
                             Stock Records...................................5
                  2.3      Capitalization of Adirondack......................5
                  2.4      Financial Statements and Other Reports............6
                  2.5      SEC Documents.....................................6
                  2.6      Undisclosed Liabilities...........................7
                  2.7      Loan Portfolio and Delinquent Loans...............7
                  2.8      No Adverse Changes................................8
                  2.9      Conduct of Business in Normal Course..............8
                  2.10     Properties and Assets.............................8
                  2.11     Insurance.........................................9
                  2.12     Litigation and Compliance with Laws...............9
                  2.13     Conflict of Interest Transactions................10
                  2.14     Significant Contracts............................10
                  2.15     No Defaults......................................11
                  2.16     Additional Schedules.............................11
                  2.17     Taxes............................................11
                  2.18     Employee Compensation and Benefit Plans..........11
                  2.19     Authorization of Transactions....................12
                  2.20     Contaminated Properties..........................12
                  2.21     Change in Business Relationships.................13
                  2.22     Broker's and Finder's Fees.......................13
                  2.23     Year 2000 Compliance.............................13

ARTICLE III
REPRESENTATIONS AND WARRANTIES CONCERNING CNB AND ACQUISITION CORP..........13
                  3.1      Corporate Existence..............................13
                  3.2      Financial Statements.............................14
                  3.3      SEC Documents....................................14
                  3.4      Undisclosed Liabilities..........................14
                  3.5      No Adverse Change................................15
                  3.6      Authorization of Transactions....................15
                  3.7      Financial Resources..............................15
                  3.8      Year 2000 Compliance.............................15
                  3.9      Regulatory Matters...............................16

ARTICLE IV
ADDITIONAL AGREEMENTS.......................................................16
                  4.1      Conduct of Business of Adirondack................16
                  4.2      Conduct of Business of CNB.......................18
                  4.3      Access to Information and Attendance
                             at Board Meetings .............................18
                  4.4      Adirondack Stockholders' Meeting.................19
                  4.5      Adirondack Proxy Materials.......................19
                  4.6      Reasonable Efforts...............................19
                  4.7      Regulatory Approvals.............................19
                  4.8      Business Relations and Publicity.................20
                  4.9      No Conduct Inconsistent with this Agreement......20
                  4.10     Confidential Information.........................21
                  4.11     Maintenance of Capital Levels....................22
                  4.12     Indemnification and Directors' and
                             Officers' Liability Insurance..................22
                  4.13     Board of Directors of CNB........................22
                  4.14     Employee Benefit Plans...........................22
                  4.15     Adirondack Employment, Severance and
                             Supplemental Agreements........................25
                  4.16     Subsidiary Bank Merger...........................25
                  4.17     Stockholder Voting Agreements....................25
                  4.18     Environmental Audits/Remediation.................26


ARTICLE V
CONDITIONS PRECEDENT........................................................27
                  5.1      Conditions Precedent to Obligations of CNB
                             and Acquisition................................27
                  5.2      Conditions Precedent to Obligations
                             of Adirondack..................................29

ARTICLE VI
GENERAL PROVISIONS..........................................................31
                  6.1      Non-Survival of Representations and
                             Warranties and Covenants.......................31
                  6.2      Further Assurances...............................31
                  6.3      Expenses.........................................31
                  6.4      Successors and Assigns...........................32
                  6.5      Termination......................................32
                  6.6      Notices..........................................33
                  6.7      Governing Law....................................34
                  6.8      Counterparts.....................................34
                  6.9      Headings.........................................34
                  6.10     Entire Agreement; Amendment......................34

EXHIBITS

Exhibit A                Form of Stockholder Voting Agreement
Exhibit B                Form of Non Competition Agreement
Exhibit C                Form of Non Competition Agreement - Kolar
Exhibit D                Form of Silver, Freedman & Taff, L.L.P. Opinion
Exhibit E                Form of Werner & Blank Co., LPA Opinion

ADIRONDACK DISCLOSURE SCHEDULES

Schedule 2.1             Organization, Good Standing and Authority.
Schedule 2.3             Capitalization of Adirondack
Schedule 2.6             Undisclosed Liabilities
Schedule 2.7             Loan Portfolio and Delinquent Loans
Schedule 2.9             Conduct of Business in Normal Course
Schedule 2.10            Properties and Assets
Schedule 2.11            Insurance
Schedule 2.12            Litigation and Compliance with Laws
Schedule 2.13            Conflict of Interest Transactions
Schedule 2.14            Significant Contracts
Schedule 2.16            Additional Schedules
Schedule 2.17            Taxes
Schedule 2.18            Employee Compensation and Benefit Plans
Schedule 2.20            Contaminated Properties
Schedule 2.23            Year 2000 Compliance

                             AGREEMENT OF MERGER

         This Agreement of Merger (this "Agreement") is made and entered into as of the __ day of January, 1999, by and among CNB BANCORP, INC., a New York corporation ("CNB"), CNB ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of CNB ("ACQUISITION"), and ADIRONDACK FINANCIAL SERVICES BANCORP, INC., a Delaware corporation ("Adirondack").
                  WHEREAS, the respective Boards of Directors of the parties hereto deem it advisable and in the best interests of the parties hereto and their respective stockholders to consummate the Merger (as defined in Section 1.1) between Acquisition and Adirondack, upon the terms and subject to the conditions of this Agreement;
                  WHEREAS, concurrently with or as soon as practicable after the Merger, CNB and Adirondack shall cause Adirondack's wholly-owned depository institution subsidiary, Gloversville Federal Savings (the "Bank"), to be merged with CNB's wholly-owned depository institution subsidiary, City National Bank and Trust Company ("City") (the "Bank Merger"), such that City is the resulting wholly-owned depository institution subsidiary of CNB (hereinafter sometimes called the ("Surviving Bank") in the Bank Merger;
                  WHEREAS, subsequent to the Merger and the Bank Merger, CNB intends to merge Adirondack with and into CNB with CNB surviving such merger and after such merger and the Bank Merger, City shall continue to be a wholly-owned subsidiary of CNB; and
                  WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger;
                  NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto covenant and agree as follows:

                                  ARTICLE I
                                  THE MERGER
         1.1 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law ("DGCL"), at the Effective Time (as defined in Section 1.4 hereof), Acquisition shall be merged with and into Adirondack (the "Merger"). The separate corporate existence of Acquisition shall cease, and Adirondack shall be the surviving corporation (the "Surviving Corporation") in the Merger, shall be considered the same business and corporate entity as each merging corporation, and shall have the other properties, liabilities and attributes as provided by the DGCL. Pursuant to the Merger:
                  (a) the Certificate of Incorporation of Adirondack, as in effect immediately prior to the Effective Time, shall be, from and after the Effective Time, the Certificate of Incorporation of the Surviving Corporation;
                  (b) the Bylaws of Acquisition, as in effect immediately prior to the Effective Time, shall be, from and after the Effective Time, the Bylaws of the Surviving Corporation;
                  (c) the directors of Acquisition immediately prior to the Effective Time shall be, from and after the Effective Time, the directors of the Surviving Corporation to serve until his or her death, resignation or removal or until his or her successor is duly elected and qualified;
                  (d) the officers of Acquisition immediately prior to the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Corporation to serve until his or her death, resignation or removal or until his or her successor is duly elected and qualified;
                  (e) the 100 shares of common stock, $.01 par value per share, of Acquisition, issued and outstanding immediately prior to the Effective Time, shall be converted, without any action by the holder thereof, into 100 shares of common stock, $0.01 par value per share, of the Surviving Corporation; and
                  (f) all shares of common stock, $.01 par value per share, of Adirondack ("Adirondack Shares"), issued and outstanding immediately prior to the Effective Time, other than Adirondack Shares (i) the holders of which have validly demanded appraisal of such shares pursuant to Section 262 of the DGCL ("Section 262") and have not voted such shares in favor of the Merger ("Dissenting Shares"), (ii) owned by Adirondack as treasury shares, or (iii) owned by CNB, Acquisition or by any direct or indirect subsidiary of any of them (the "CNB Shares") if any, shall be converted by virtue of the Merger, automatically and without action by the holder thereof, into the right to receive $15 million in the aggregate, less the amount, if any, by which the Closing Equity (as defined below) is less than $9,114,959 (the "Merger Price"). The per share consideration ("Per Share Price") shall be determined by dividing the Merger Price by the total number of Adirondack Shares outstanding as of the Effective Time (other than the CNB Shares). Closing Equity is defined as the stockholders' equity of Adirondack as of the month end prior to the Closing Date determined in accordance with generally accepted accounting principles, consistently applied, but (i) shall exclude any unrealized gain and losses pursuant to SFAS 115, and (ii) shall be reduced by any nonrecurring or extraordinary net gains (including all cumulative securities gains) in excess of $5,000 since September 30, 1998 through the Closing Date, provided however that up to $50,000 in aggregate pre tax gains (net of any losses) realized upon the disposition of real property held as "other real estate owned" by the Bank shall be included within the definition of Closing Equity for purposes hereof, and (iii) shall be increased by the amount of transaction costs, provided however, that the increase relating to financial advisory fees, investment banking fees, legal and accounting costs associated with the transactions contemplated by this Agreement shall be limited to $350,000.
                  The Merger Price shall be payable by CNB, in cash, without any interest thereon from the Effective Time until the time of payment, at the Effective Time or such date thereafter as certificates shall be surrendered in accordance with Section 1.2 of this Agreement.
                  (g) The Dissenting Shares shall not be converted into the right to receive the Merger Price at or after the Effective Time unless and until the holder of such shares withdraws the demand for appraisal of their shares or otherwise becomes ineligible to pursue appraisal rights under the DGCL. If converted into the right to receive the Merger Price or other amount of consideration in settlement of an appraisal demand or by order of a court of competent jurisdiction, the Dissenting Shares shall be canceled and shall cease to exist.
                  (h) At the Effective Time, all Adirondack Shares referred to in Section 1.1(f)(i), (ii) and (iii) shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
         1.2 Exchange Agent. Prior to the Closing (as defined in Section 1.4), CNB shall designate an exchange agent reasonably satisfactory to Adirondack (the "Exchange Agent") to deliver to the stockholders of Adirondack the cash to which they are entitled pursuant to the Merger. With the approval of Adirondack, not to be unreasonably withheld, CNB and the Exchange Agent shall prepare and communicate to the stockholders of Adirondack instructions and procedures for the stockholders to tender certificates evidencing Adirondack Shares to the exchange agent in exchange for the Merger Price.

         1.3 Funding of Exchange Agent. CNB shall irrevocably deposit with the Exchange Agent at the Effective Time, by wire, or other acceptable means approved by Adirondack, the total amount of funds required to be paid at the Effective Time pursuant to Section 1.1 hereof for exchanges in accordance with this Agreement.
         1.4 Closing; Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on such date and at such time and place as the parties may mutually agree, which shall be no later than the last business day of the calendar month following the month in which all of the conditions precedent to the Merger set forth in Article V have occurred if such conditions shall have occurred, unless such date is extended by mutual agreement of the parties (hereinafter referred to sometimes as the "Closing Date"). The parties hereto agree to file on the Closing Date a Certificate of Merger, as contemplated by Section 251(c) of the DGCL. The Merger shall be effective upon the close of business on the day when the Certificate of Merger has been accepted for filing by the Delaware Secretary of State (the "Effective Time") unless the parties otherwise subsequently agree.
         1.5 Stock Options. At the Effective Time, options to acquire Adirondack Shares ("Option") awarded under the Adirondack Financial Services Bancorp, Inc. 1998 Stock Option and Incentive Plan (the "Adirondack Option Plan") will be converted into options to purchase shares of CNB, $2.50 par value per share, common stock ("CNB Shares") as hereinafter provided, and the Adirondack Option Plan shall be assumed. Each holder of an Option awarded under the Adirondack Option Plan which is outstanding at the Effective Time shall receive from CNB, as of the Effective Time, whether or not the Option is then exercisable under the terms of the Adirondack Option Plan an option to purchase that number of CNB Shares at the ratio of .575 CNB Shares for each option to purchase an Adirondack Share. The CNB options shall otherwise be subject to the terms of the Adirondack Option Plan and the grants thereunder (including the requirements for Continuous Service and vesting as defined by the Adirondack Option Plan and the grants made thereunder), as applicable. The per share exercise price of such CNB option shall similarly be adjusted.

                                  ARTICLE II
                  ADIRONDACK REPRESENTATIONS AND WARRANTIES
         This Agreement is entered into by CNB upon the understanding, and Adirondack represents and warrants that the following Representations and Warranties, being the only representations or warranties made to CNB by or on behalf of Adirondack in connection with the transactions contemplated by this Agreement, are true and correct on the date of this Agreement:
         2.1 Organization, Good Standing and Authority. Adirondack is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and assets and to carry on its business as it is now being conducted. Adirondack is registered as a savings and loan holding company under the Home Owners' Loan Act ("HOLA"). The Bank is a federal savings association chartered under the laws of the United States of America and all of its issued and outstanding shares of common stock are owned of record and beneficially by Adirondack. The Bank is duly organized, validly existing and in good standing under the laws of the United States of America and has the corporate power and authority to own its property and assets and to carry on its business as it is now being conducted. The Bank is a member in good standing of the Federal Home Loan Bank System. The deposits of the Bank are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") through the Savings Association Insurance Fund. The Bank does not own or control any voting stock or equity securities of any other entity, except as set forth in Schedule 2.1.
         2.2 Organizational Documents; Minutes and Stock Records. Adirondack has furnished CNB a copy of its Certificate of Incorporation and bylaws and the charter and bylaws of the Bank, in each case as amended to the date hereof, and such other documents relating to the authority of Adirondack and the Bank to conduct their business as CNB has requested. All such documents are complete and correct copies of the original documents. The stock register of Adirondack and minute books of Adirondack and the Bank are complete and correct in all material respects and accurately reflect all meetings, consents and other actions of the organizers, incorporators, shareholders and stockholders (as the case may be), Board of Directors and committees of the Board of Directors of Adirondack and the Bank and all transactions in the capital stock of Adirondack and the Bank, occurring since Adirondack's initial organization.

         2.3 Capitalization of Adirondack. As of the date of this Agreement, the authorized capital stock of Adirondack consists of 1,200,000 shares of common stock, $.01 par value per share, of which 689,055 shares are issued and outstanding and 100,000 shares of preferred stock, $.01 par value per share, of which no shares are issued and outstanding. As of the date of this Agreement there are options for 62,820 Adirondack Shares to be issued under the Adirondack Option Plan. Set forth on Schedule 2.3 is a list of the option holders and the exercise price for each Option. The issued and outstanding shares of Adirondack have been duly and validly authorized and issued and are fully paid and nonassessable. Except for the aforesaid options to purchase shares of Adirondack Common Stock (which shall be converted into options to purchase CNB Shares pursuant to Section 1.5 hereof), and except for the rights of CNB under this Agreement there are or will be at the Closing no options, agreements, contracts or other rights granted by Adirondack to purchase or acquire from Adirondack any shares of capital stock of Adirondack, whether now or hereafter authorized or issued. There are 25,123 Adirondack Shares issued under the Recognition and Retention Plan (as defined in Section 4.14(d)).
         2.4 Financial Statements and Other Reports. Adirondack has furnished CNB true and complete copies of the following financial statements and reports of Adirondack and the Bank:
                  (a) Consolidated Statements of Financial Condition as of September 30, 1998 and 1997, and Consolidated Statements of Income, Consolidated Statements of Cash Flows and Consolidated Statements of Stockholders' Equity of Adirondack as of September 30, 1998 and for each of the three years then ended (collectively, the "Adirondack Financial Statements"); and (b) Thrift Financial Reports filed by the Bank with the Office of Thrift Supervision (the "OTS") for the fiscal years ended September 30, 1998 and 1997.
                  The Adirondack Statements described in clause (a) above are audited and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and, together with the notes thereto, present fairly in all material respects the financial position of Adirondack at the dates shown and the results of operations for the years then ended.
                  The information contained in the reports described in clauses (b) above does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.
         2.5 SEC Documents. Adirondack has made available to CNB a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Adirondack with the Securities and Exchange Commission (the "SEC") (as such documents have since the time of their filing been amended, the "Adirondack SEC Documents"), which are all the documents that Adirondack was required to file with the SEC. As of their respective dates of filing with the SEC, the Adirondack SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Adirondack SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that certain statements regarding the number of authorized shares of Adirondack capital stock were incorrect). The financial statements of Adirondack included in the Adirondack SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes) and fairly present in all material respects the consolidated financial position of Adirondack as of the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows for the years then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the Adirondack SEC Documents have been so filed.

         2.6 Undisclosed Liabilities. As of the date hereof, except for those liabilities that are fully reflected or reserved against in the Adirondack Financial Statements, liabilities disclosed in Schedule 2.6 and liabilities incurred in the ordinary course of business since September 30, 1998, neither Adirondack nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Adirondack. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Adirondack or CNB, as the case may be, a material effect (i) on the business, assets, properties, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, or (ii) on the consummation of the Merger; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries,
(b) changes in generally accepted accounting principles or regulatory accounting requirements that are generally applicable to the banking or savings industries, (c) expenses incurred in connection with the transactions contemplated hereby, (d) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates, and (e) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles. The word "Subsidiary" or "Subsidiaries" when used in this Agreement with respect to any party means any bank, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.
         2.7 Loan Portfolio and Delinquent Loans.
                  (a) The loans contained in the loan portfolio of the Bank are evidenced by promissory notes or other evidences of indebtedness, which, with all ancillary security documents, except as set forth in Schedule 2.7(a), and except for matters arising in the ordinary course of business, constitute valid and binding obligations of the Bank and, to the best of Adirondack's knowledge, each of the other parties thereto, enforceable in accordance with their terms except as limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally and by applicable laws or principles of equity that may affect the availability of equitable remedies. No party liable to the Bank with respect to such loans has notified the Bank regarding any defense, set-off or counterclaim and to the best of Adirondack's knowledge none of such loans is currently subject to any defense, set-off or counterclaim, and all such loans which are secured, as evidenced by the ancillary security documents, are so secured by valid and enforceable liens.
                   (b) Except as set forth in Schedule 2.7(b), neither Adirondack nor any Adirondack Subsidiary is a party to any written or oral loan agreement, note or borrowing arrangement the unpaid principal balance of which exceeds $25,000 and as to which the obligator is more than 90 days delinquent in payment of principal and interest or on which Adirondack or any Adirondack Subsidiary has stopped accruing interest.
                  (c) The Bank's allowance for loan losses as of the date hereof has been calculated in accordance with prudent and customary banking practices and is adequate to reflect the risk inherent in the Bank's loan portfolio.
         2.8 No Adverse Changes. Other than as specifically disclosed in this Agreement, the Adirondack Financial Statements, the schedules or exhibits provided for herein, or any other writing delivered to CNB, since September 30, 1998, there has not occurred any event which has made a Material Adverse Effect or any condition, event, circumstance, fact or occurrence (other than changes resulting from or attributable to changes in laws, regulations and generally accepted accounting principles or interpretations) that may reasonably be expected to result in a Material Adverse Effect on Adirondack.

         2.9 Conduct of Business in Normal Course. Except as set forth in
Schedule 2.9, the business of Adirondack has, since September 30, 1998, been conducted only in the ordinary and usual course consistent with past practice.
         2.10 Properties and Assets. The assets reflected in the most recent of the Adirondack Financial Statements or identified in this Agreement or the schedules or exhibits provided for herein include substantially all of the assets owned by Adirondack, except for those subsequently disposed of for fair value or otherwise abandoned or disposed of as worthless in the ordinary course of business. Adirondack has a valid right to use or a valid leasehold interest in, all real property used by it in the conduct of its business as it is now being conducted, subject to no mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exceptions or restrictions or claim or charge of any kind except for (i) liens for taxes not yet due and payable, (ii) rights of other parties under leases or other arrangements by which Adirondack uses such real property, and (iii) minor imperfections of title none of which is substantial in amount, materially detracts from the value or impairs Adirondack's present use of the property. To the best of Adirondack's knowledge, all material certificates, licenses, and permits required for the lawful use and occupancy of such real property by Adirondack, have been obtained and are in full force and effect. All material tangible personal property owned by Adirondack, or used by it in its business and necessary for the operation of its business, is in good working condition, normal wear and tear excepted.
         2.11 Insurance. Adirondack has furnished CNB with a Schedule of Insurance (Schedule 2.11) that sets forth a complete and correct list of all policies of insurance in which Adirondack is named as an insured party, which otherwise relate to or cover any assets, properties, premises, operations and personnel of Adirondack or which is owned or carried by Adirondack. Adirondack has in full force and effect the policies of insurance set forth in such Schedule. There has been no notice given by any party of interest in or to any such policies claiming any breach or violation of any provisions thereof, disclaiming or denying any coverage thereof, or canceling or threatening cancellation of any such insurance contracts. Adirondack's policies of insurance comply with the requirements of any contracts binding on Adirondack or its Subsidiaries relating to its assets or properties.
         2.12 Litigation and Compliance with Laws. Adirondack and the Bank are each in substantial compliance with all material applicable federal, state, county and municipal laws and regulations (a) that regulate or are concerned in any way with the business of banking or acting as a fiduciary, including those laws and regulations relating to the investment of funds, the taking of deposits, the extension of credit, the collection of interest, and the location and operation of banking facilities or (b) that otherwise relate to or affect the business or assets of the Bank or the assets owned, used or occupied by it, except for violations which would not, individually or in the aggregate, have a Material Adverse Effect on Adirondack. Except as disclosed in Schedule 2.12, (i) there are no claims, actions, suits, orders or proceedings pending, or, to the knowledge of Adirondack, threatened against Adirondack or the Bank, or, to the knowledge of Adirondack, the Bank's institution-affiliated parties (in their capacities as such), at law or in equity, or before any federal, state, municipal or other governmental authority, or before any arbitrator or arbitration panel, whether by contract or otherwise, as to which an adverse determination is likely and which, if adversely determined, would have a Material Adverse Effect on Adirondack, and
(ii) there is no decree, judgment, order or supervisory agreement in existence against or restraining Adirondack or the Bank, or any of the Bank's institution-affiliated parties from taking any actions of any kind in connection with the business of Adirondack or the Bank, as the case may be, which has had or is likely to have a Material Adverse Effect on Adirondack. Adirondack has not received from any regulatory authority any notice of, nor to the knowledge of Adirondack does there exist any threat of, enforcement actions.
         2.13 Conflict of Interest Transactions. Except as reflected in
Schedule 2.13, no executive officer or director of Adirondack, or holder of 10% or more of the common stock of Adirondack, or any member of the immediate family of any such person has, since September 30, 1998, been involved in any transaction with Adirondack (excluding transactions in deposit accounts) that involves an amount in excess of $15,000 or has been involved in any other material transaction with Adirondack or has had loans or any commitment to loan outstanding from the Bank involving in excess of $15,000.
         2.14 Significant Contracts. Schedule 2.14 sets forth a Schedule of Significant Contracts, and completely and accurately lists the following contracts, commitments or arrangements (whether written or oral) under which Adirondack is obligated on the date hereof:
                  (a) All consulting arrangements, and contracts for professional and other services, including those under which Adirondack performs services for others, that are not terminable by Adirondack without damages or penalty with 30 days notice;
                  (b) All leases of real estate or personal property, exclusive of leases of personal property whereunder total annual rentals are, in each instance, less than $5,000;

                  (c) All contracts, commitments and agreements for the purchase, acquisition, development, sale or disposition of real or personal property, exclusive of conditional sales contracts and security agreements for the acquisition of personal property whereunder total future payments are, in each instance, less than $5,000;
                  (d) All employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) under which Adirondack or the Bank has or may have any obligation ("Adirondack ERISA Plans"), and all employment contracts, supplemental executive agreements, severance agreements and all other employee compensation arrangements and all other bonus, deferred compensation, pension, retirement, salary continuation agreements, profit sharing, stock option, stock purchase, stock appreciation and other employee benefit plans, formal or informal, under which Adirondack or the Bank has or may have any obligation ("Adirondack non-ERISA Plans") and, together with the Adirondack ERISA Plans, (the "Adirondack Benefit Plans");
                  (e) All union and other labor contracts;
                  (f) All agreements, contracts, mortgages, loans, deeds of trust, leases, commitments, indentures, notes, instruments and other arrangements, which are with officers or directors of Adirondack, any affiliates of Adirondack within the meaning of Section 23A of the Federal Reserve Act, or any record or beneficial owner of 10% or more of the common stock of Adirondack, excepting any ordinary and customary banking relationships that comply with applicable banking regulations; and
                  (g) Each other material contract to which Adirondack is a party or under which it is obligated made other than in the usual or ordinary course of business and which is not terminable by Adirondack without damages or penalty with 30 days notice.
         2.15 No Defaults. To the best of its knowledge, Adirondack has fulfilled and taken all action reasonably necessary to date to enable it to fulfill when due, all material obligations under all contracts, commitments and arrangements to which it is a party, and there are no material defaults and no events have occurred that, with the lapse of time or election of any other party, will become material defaults by it under any such contracts, commitments or arrangements, except for defaults which either individually or in the aggregate would not have a Material Adverse Effect on Adirondack.
         2.16 Additional Schedules. The following additional schedules are attached hereto: (a) Schedule 2.16(a), which is a Real Estate Schedule describing all real estate owned by or in which Adirondack has any interest as of the date of this Agreement, or which is the subject of pending foreclosure proceedings by Adirondack, indicating in each case whether such real estate is improved and the nature of any material encumbrances or defects of title of which Adirondack has actual knowledge; and (b) Schedule 2.16(b), which is a Securities Schedule of all investment securities owned by Adirondack as of September 30, 1998. Such schedules are materially complete and correct.
         2.17 Taxes. Except as set forth in Schedule 2.17, no application for extension of time for filing any tax return or consent to any extension of time for filing any tax return or consent to any extension of the period of limitations applicable to the assessment or collection of any tax is in effect with respect to Adirondack, and all tax returns and information returns required to be filed by Adirondack with the United States or any state or local government unit have been, and until the Closing will have been, timely filed, other than those tax returns the failure of which to file would not have a Material Adverse Effect on Adirondack. Adirondack is not delinquent in the payment of any taxes claimed to be due by any taxing authority and adequate provisions for taxes have been made on its books. None of Adirondack's federal or state income tax returns is being examined by the appropriate federal or state agency. Adirondack has not received any notice of any proposed deficiency for any duty, tax, assessment or governmental charge, and there are no pending claims with respect thereto. Adirondack is a member of a consolidated group for purposes of the Internal Revenue Code of 1986, as amended (the "Code").
         2.18 Employee Compensation and Benefit Plans. To the best of Adirondack's knowledge, each of the Adirondack Benefit Plans has been administered, in all material respects, in compliance with its terms and the requirements of applicable law. Neither Adirondack nor any of its affiliates, its employees, directors or agents, or any fiduciary, has engaged in any "Prohibited Transaction" (as defined in Section 406 of ERISA or 4975(c)(1) of the Code) that is not exempt under Section 4975(c)(l) or (d) of the Code or
Section 407 or 408 of ERISA with respect to any Adirondack ERISA Plan. Except as disclosed on Schedule 2.18, each Adirondack ERISA Plan that is intended to be qualified under Section 401(a) and related provisions of the Code is the subject of a favorable determination letter from the Internal Revenue Service to the effect that it is so qualified under the Code. No matter is pending relating to any Adirondack Benefit Plan before any court or governmental agency. Except as set forth in Schedule 2.18, neither Adirondack, nor any of its affiliates is, or has ever been, obligated to contribute to a multiemployer plan (as defined in Section 3(37) of ERISA). Except as required pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985,
Section 4980B of the Code and Section 601 of ERISA or as reflected on
Schedule 2.18 delivered pursuant hereto, neither Adirondack, nor any other party on behalf of Adirondack, has any obligation or commitment to provide health, disability, or life insurance or similar welfare benefits to former employees or members of their families.

         2.19 Authorization of Transactions. The execution, delivery and performance of this Agreement by Adirondack have been duly authorized by the Board of Directors of Adirondack. Subject to approval by the stockholders of Adirondack as contemplated by Section 5.1(d) hereof, Adirondack has full corporate power to execute, deliver and perform this Agreement and to consummate the transactions herein contemplated, and such execution, delivery and performance does not violate any provisions of the Certificate of Incorporation or bylaws of Adirondack or the charter or bylaws of the Bank or any orders, agreements or directives to which Adirondack or the Bank is a party or is otherwise bound. Except for the regulatory approvals referred to in Section 5.1(c) or approval of stockholders referred to in Section 5.1(d) hereof, no consent of any regulatory authority or other person is required to be obtained by Adirondack in order to permit Adirondack to perform its obligations hereunder or to permit consummation of the Merger.
         2.20 Contaminated Properties.  As of the date hereof:
                   (a) Except as disclosed in Schedule 2.20, none of the properties owned or leased by Adirondack or, to the knowledge of Adirondack, held by Adirondack as a fiduciary for the account of others, or which collateralize any outstanding material loan or line of credit, whether or not such loan or line of credit is or has been in default, is contaminated with any wastes or hazardous substances, as defined below, except in compliance with Environmental Laws, as defined in Section 4.18.
                  (b) Adirondack neither is nor may it be deemed to be an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates, or disposes of a "hazardous substance," as those terms are defined in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980 and which would subject it to any liability under such Act.
         2.21 Change in Business Relationships. Except as described in writing to CNB, Adirondack has no actual notice, whether on account of this Agreement or otherwise, that any customer, agent, representative or supplier intends to discontinue, diminish, or change its relationships with Adirondack, the effect of which would have a Material Adverse Effect on Adirondack.
         2.22 Broker's and Finder's Fees. Adirondack has not incurred any obligation or liability, contingent or otherwise, for any brokerage commission or finder's fee or like compensation in respect of the transactions contemplated hereunder except for fees and expenses that may be owed Capital Resources Group, Inc. for investment banking services, which fees (including any expenses and fees previous accrued or paid in connection with the transactions contemplated by this Agreement) shall not exceed $200,000.
         2.23 Year 2000 Compliance. The Bank is in compliance in all material respects with the Year 2000 guidelines of the Federal Financial Institutions Examination Counsel as set forth in its Interagency Statement dated May 5, 1997. Schedule 2.23 lists the documents the Bank has provided to CNB that relate to the Bank's compliance with the Interagency Statement, and all such documents are true, correct and complete in all material respects as of the date hereof.

                                 ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                        CONCERNING CNB AND ACQUISITION
         This Agreement is entered into by Adirondack upon the understanding, and CNB and Acquisition represent and warrant, that the following Representations and Warranties, being the only representations or warranties made to Adirondack by or on behalf of CNB and Acquisition in connection with the transactions contemplated by this Agreement, are true and correct on the date of this Agreement:
         3.1 Corporate Existence. CNB is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York and has the corporate power and authority to own its property and assets and to carry on its business as now being conducted. CNB is a bank holding company registered under the Federal Bank Holding Company Act of 1956, as amended and City is a national banking association organized under the laws of the United States. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and CNB owns all of the issued and outstanding voting stock of Acquisition.
         3.2 Financial Statements. CNB has furnished Adirondack true and complete copies of its Consolidated Balance Sheet, Consolidated Statements of Income, Consolidated Statements of Cash Flows and Consolidated Statements of Stockholders' Equity as of and for the years ended December 31, 1997, 1996 and 1995 together with the interim financial statements as of and for the nine months ended September 30, 1998 (collectively, "CNB Financial Statements"). The CNB Financial Statements as of and for the three years ended December 31, 1997 are audited, and together with the unaudited financial statements as of and for the nine months ended September 30, 1998, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and, together with the notes thereto, present fairly the financial position of CNB at the dates shown and the results of operations for the periods then ended.

         3.3 SEC Documents. CNB has made available to Adirondack a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by CNB with the Securities and Exchange Commission (the "SEC") within the two year period prior the date hereof (as such documents have since the time of their filing been amended, the "CNB SEC Documents"), which are all the documents that CNB was required to file with the SEC within such period. As of their respective dates of filing with the SEC, the CNB SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such CNB SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CNB included in the CNB SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes) and fairly present in all material respects the consolidated financial position of CNB as of the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows for the years then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the CNB SEC Documents have been so filed.
         3.4 Undisclosed Liabilities. As of the date hereof, except for those liabilities that are fully reflected or reserved against in the CNB Financial Statements and liabilities incurred in the ordinary course of business since September 30, 1998, neither CNB nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on CNB.
         3.5 No Adverse Changes. Other than as specifically disclosed in this Agreement or the CNB Financial Statements there has not occurred any event which has made a Material Adverse Effect or any condition, event, circumstance, fact or occurrence (other than changes resulting from or attributable to changes in laws, regulations and generally accepted accounting principles or interpretations) that may reasonably be expected to result in a Material Adverse Effect on CNB.
         3.6 Authorization of Transactions. The execution, delivery and performance of this Agreement by CNB have been duly authorized by the Board of Directors of CNB, this being the only authorization required under CNB's Certificate of Incorporation, its bylaws, or governing statutes. CNB has full corporate power to execute, deliver and perform this Agreement and to consummate the transactions herein contemplated, and such execution, delivery and performance does not violate any provisions of the Certificate of Incorporation of CNB, its bylaws, or any orders, agreements or directives to which CNB is a party or is otherwise bound. The execution, delivery and performance of this Agreement by Acquisition have been duly authorized by the Board of Directors of Acquisition, this being the only corporate authorization required under Acquisition's Certificate of Incorporation, its bylaws, or governing statutes. CNB, in its capacity as the sole stockholder of Acquisition, has approved this Agreement as required by the DGCL. Except for the regulatory approvals referred to in Section 5.1(c) hereof, no consent of any regulatory authority or other person is required to be obtained by CNB in order to permit CNB to perform its obligations hereunder or to permit consummation of the Merger.
         3.7 Financial Resources. CNB has the financial wherewithal, whether by using its internal funds, external financing, or both, to perform its obligations under this Agreement. CNB and its Subsidiaries are, and will be following the Merger, in compliance with all applicable capital, debt and financial and non-financial criteria of state and federal banking agencies having jurisdiction over them. CNB has no knowledge of any facts or conditions applicable to it or its Subsidiaries that would reasonably lead CNB to believe the Merger will not be approved by the Board of Governors of the Federal Reserve System (the "Federal Reserve") and any other state or federal banking agencies having jurisdiction over the transactions contemplated hereby or that such approvals would be delayed.
         3.8 Year 2000 Compliance. CNB and City are in compliance in all material respects with the Year 2000 guidelines of the Federal Financial Institutions Examination Counsel as set forth in its Interagency Statement dated May 5, 1997.
         3.9 Regulatory Matters. Neither CNB nor City is the subject of, nor a party to, any regulatory action or agreement such as letter agreements, memorandum of understanding, cease and desist orders or like agreements. City has received a Satisfactory or better CRA rating by the Office of the Comptroller of the Currency.

                                  ARTICLE IV
                            ADDITIONAL AGREEMENTS
         4.1 Conduct of Business of Adirondack. Between the date hereof and the Closing Date, except as contemplated or permitted by this Agreement, Adirondack shall conduct its business and shall cause the Bank to conduct its business in the usual and ordinary course consistent in all material respects with prudent banking practices. Without limiting the foregoing, without the prior written consent of CNB, which consent shall not be unreasonably withheld (provided that CNB shall respond to a request for a consent within five business days):
                  (a) Adirondack shall, and shall cause the Bank to, make no changes in their respective charter or bylaws, the number of issued and outstanding shares (other than the issuance of up to 1,000 shares that may be issued under Adirondack's 401(k) Plan and the issuance of shares under the Adirondack Option Plan), or the number of options except for changes resulting from the exercise of existing Options in accordance with their terms;
                  (b) Adirondack shall, and shall cause the Bank to, not increase the compensation of their directors, officers or employees.
                  (c) Adirondack shall, and shall cause the Bank to, make no loan for $150,000 or more (including aggregation of loans to any one customer or related entities) except for loans currently committed to be made pursuant to written commitment letters, and Adirondack shall, and shall cause the Bank to, make no other loans, or renewals or restructuring of loans except in the ordinary course of business and consistent in all material respects with prudent banking practices and policies and applicable rules and regulations of federal or state banking agencies ("Regulatory Authorities") with respect to amount, terms, security and quality of the borrower's credit;
                  (d) Adirondack shall not declare or pay any stock dividend, cash dividend or other distribution without the prior written consent of CNB;
                  (e) Adirondack shall, and shall cause the Bank to, use their best efforts to maintain their present insurance coverage in respect of their respective properties and businesses;
                  (f) Adirondack shall, and shall cause the Bank to, make no significant changes, outside the ordinary course of business, in the general nature of the business conducted by Adirondack and the Bank, including but not limited to the investment or use of their assets, the liabilities they incur, or the facilities they operate;
                  (g) Adirondack shall, and shall cause the Bank to, not enter into any employment, consulting or other similar agreements (other than consulting or employment agreements pursuant to Section 4.1(n)) that isnot terminable on 30 days' notice or less without penalty;
                  (h) Adirondack shall, and shall cause the Bank to, not take any action that would result in a termination, partial termination, curtailment, discontinuance or merger into another plan or trust of any Adirondack Benefit Plan, except as provided in this Agreement;
                  (i) Adirondack shall, and shall cause the Bank to, timely file or extend all required tax returns with all applicable taxing authorities and will not make any application for or consent to any extension of time for filing any tax return or any extension of the period of limitations applicable thereto;
                  (j) Except as already reflected in the Financial
Statements, Adirondack shall, and shall cause the Bank to, not make any expenditure for fixed assets in excess of $10,000 for any single item, or $25,000 in the aggregate, or enter into any lease of fixed assets;
                  (k) Adirondack shall, and shall cause the Bank to, not incur any liabilities or obligations, make any commitments or disbursements, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction, except in the ordinary course consistent in all material respects with prudent banking practices;
                  (l) Adirondack shall, and shall cause the Bank to, only purchase or invest in instruments permitted by the Bank's investment policy, including, but not limited to, obligations of the government of the United States, agencies of the United States or mortgage-backed securities, and to not execute individual investment transactions of greater than $2,000,000 in principal amount;
                  (m) Adirondack shall, and shall cause the Bank to, make no changes of a material nature in their accounting procedures, methods, policies or practices or the manner in which they conduct their businesses and maintain their records, except as may be required by applicable law or regulation;
                  (n) Subject to the approval of the selection of and the terms of the engagement thereof by CNB, Adirondack and the Bank shall, as soon as reasonably possible following execution of this Agreement, engage consultants or employees to assist in the management of Adirondack and the Bank pending the Closing Date, provided that the terms of the engagements shall provide that agreement to provide such services are cancelable upon the expiration of one year and shall provide for compensation not to exceed $60,000 per annum plus usual and customary business expense reimbursement; and
                  (o) Subject to and only upon the receipt of the prior written approval of CNB, Adirondack may propose to its stockholders, in connection with the approval of the Agreement as required by Section 4.4 hereof, that the Adirondack Option Plan and Recognition and Retention Plan be amended to provide for the acceleration of the vesting of all outstanding options granted under the Adirondack Option Plan and awards of Adirondack Shares made under Recognition and Retention Plan upon the Closing.

         4.2 Conduct of Business of CNB. Between the date hereof and the Closing Date, the business of CNB shall be conducted (and CNB shall cause the business of its Subsidiaries to be conducted) in all material respects consistent with prudent banking.
         4.3 Access to Information and Attendance at Board Meetings. Pending the Closing, Adirondack shall (a) give CNB and its representatives full access to further information (including, but not limited to the Bank's loan portfolio, records, files, correspondence, tax work papers and audit work papers) with respect to Adirondack (other than records, files, correspondence and findings of the Board of Directors related to the possible sale of Adirondack), (b) supply to CNB and its representatives, as soon as they become available, all reports on loans and investments of Adirondack, month-end prepared balance sheets and profit and loss statements, internal and external audit reports and such other reports of Adirondack that CNB may reasonably request, and (c) to the extent permissible under law, transmit to CNB copies of all notices, minutes, consents, Board packages and other materials that Adirondack and the Bank provide to their respective directors, other than materials relating to any possible sale of Adirondack or the Bank. CNB shall use such information solely for the purpose of conducting business, legal and financial reviews of Adirondack and for such other purposes as may be related to this Agreement. Pending the Closing, representatives of CNB shall, during normal business hours and on reasonable advance notice to Adirondack, be given full access to Adirondack's records and business activities and afforded the opportunity to observe its business activities and consult with its directors and officers regarding the same on an ongoing basis (without limiting the foregoing, to verify compliance by Adirondack with all terms of this Agreement), provided that the foregoing do not interfere with the business operations of Adirondack. Furthermore, pending the Closing, a director or senior officer of CNB may attend meetings of the Boards of Directors of Adirondack and the Bank, and Adirondack and the Bank shall give CNB reasonable advance notice of the date, place and time of such meetings; provided, however, that Adirondack and the Bank shall have the right to exclude the CNB representative from any meeting or any portion of a meeting during which the sale of Adirondack or the Bank is expected to be discussed. Notwithstanding this Section 4.3 and other than as set forth in this Agreement, the management of Adirondack and the authority to establish and implement its business policies shall reside solely in Adirondack's officers and Board of Directors.
         4.4 Adirondack Stockholders' Meeting. As soon as practicable following the execution and delivery of this Agreement by the parties hereto, Adirondack shall call and hold a meeting of its stockholders (the "Stockholders Meeting") to act upon and consider this Agreement and the transactions contemplated herein in accordance with its Certificate of Incorporation, its bylaws, and the applicable statutes of the State of Delaware. Adirondack, acting through its Board of Directors, shall recommend to its stockholders, consistent with its fiduciary duties, approval of this Agreement and the Merger.
         4.5 Adirondack Proxy Materials. As soon as practicable following the execution and delivery of this Agreement by the parties hereto, Adirondack shall prepare and mail to the holders of the Adirondack Shares appropriate proxy materials (the "Proxy Materials"), including a notice of the meeting, proxy statement and form of proxy that comply with applicable laws and regulations. CNB shall furnish to Adirondack all information concerning CNB required for inclusion in the Proxy Materials, and all such information shall be true and correct in all material respects without omission of any material fact required to be stated to make the information stated therein not misleading. In the Proxy Materials, Adirondack shall present this Agreement for adoption by the holders of the Adirondack Shares at the Stockholders Meeting. Before the Proxy Materials are filed with the SEC and again before the materials are mailed to the holders of the Adirondack Shares, Adirondack's legal counsel shall deliver a copy of such materials to CNB's legal counsel, and CNB's legal counsel shall have a reasonable amount of time to review such materials before filing or mailing, as the case may be.
         4.6 Reasonable Efforts. The parties to this Agreement agree to use their reasonable efforts in good faith to satisfy the various conditions to Closing and to consummate the Merger as soon as practicable. None of the parties hereto shall intentionally take or intentionally permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of the representations contained herein to be or become untrue.
         4.7 Regulatory Approvals. Within 45 calendar days after the date of this Agreement, CNB shall make all appropriate initial filings necessary to obtain the regulatory approvals referred to in Section 5.1(c) hereof, and Adirondack shall cooperate fully in the process of obtaining all such approvals. CNB shall provide Adirondack and its legal counsel with copies of all applications when filed and all correspondence, notices and approvals when received.

         4.8 Business Relations and Publicity. Adirondack shall use reasonable efforts to preserve its reputation and relationships with suppliers, clients, depositors, customers, employees and others having business relations with Adirondack. No press release or other communication in connection with or relating to this Agreement or the transactions contemplated hereby (other than communications with appropriate regulatory authorities) shall be issued or made without the prior mutual consent of the parties hereto; provided, however, that either party may release information in connection with or relating to this Agreement or the transactions contemplated hereby if the party releasing the information believes such release is required by law.
         4.9 No Conduct Inconsistent with this Agreement.
                  (a) Adirondack agrees that it will not, during the term of this Agreement, solicit, encourage or authorize or take any other action to facilitate any inquiries or proposals that constitute, or may be reasonably expected to lead to, any Transaction Proposal, as defined below, or discuss or negotiate with any Person, as defined below, in furtherance of such inquiries or to obtain a Transaction Proposal, or agree to or endorse any Transaction Proposal, or authorize or permit any of its officers, directors, or employees or any investment banker, financial advisor, attorney, accountant, or other representative retained by it or any of its Subsidiaries to take any such action; provided, however, that the Board of Directors of Adirondack may, in response to an unsolicited written proposal from a third party regarding a Superior Proposal, as defined below, furnish or cause to be furnished information to and engage in discussions with such third party, but only if the Board of Directors of Adirondack shall determine in good faith and based upon an opinion of its outside counsel that failure to take such action could be reasonably expected to result in a breach of the fiduciary duties of such Board under applicable law. In the event that the Board furnishes information to or engages in such discussions with any Person, Adirondack shall promptly notify CNB orally and in writing of all of the relevant details relating to all inquiries and proposals that it may receive relating to any of such matters and provide CNB with copies of all materials delivered to such Person.
                  (b) As used herein, "Superior Proposal" means a bona fide, written and unsolicited proposal or offer made by any Person with respect to a Transaction Proposal, as defined below, on terms that the Board of Directors of Adirondack determines in good faith, and in the exercise of its reasonable judgment, based on the advice of independent financial advisors and legal counsel, to be more favorable to Adirondack and its stockholders than the transactions contemplated by this Agreement.
                  (c) "Transaction Proposal" as used in this Agreement means (in each case other than transactions contemplated hereby) (A) a bona fide tender offer or exchange offer for 25% or more of the then outstanding Adirondack Shares that shall have been publicly proposed to be made or shall have been commenced or made by any Person; (B) a merger, consolidation, or other business combination with Adirondack, or with any of the Subsidiaries of Adirondack, which shall have been effected by any Person, or an agreement relating to any such transaction which shall have been entered into; (C) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (whether in one transaction or a series of related transactions) involving a substantial part of Adirondack's consolidated assets (including any stock of the Bank), or all or a substantial part of the assets of any of the Subsidiaries of Adirondack, to any Person which shall have been effected, or any agreement relating to such transaction which shall have been entered into; (D) the acquisition after the date hereof by any Person (other than CNB or any of the Subsidiaries of Adirondack in a fiduciary capacity for third parties, none of whom beneficially owns 10% or more of the outstanding Adirondack Shares) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, which will be deemed for purposes hereof to provide that a Person beneficially owns any Adirondack Shares that may be acquired by such person pursuant to any right, option, warrant, or other agreement, regardless of when such acquisition would be permitted by the terms thereof) of 25% or more of the outstanding Adirondack Shares (including Adirondack Shares currently beneficially owned by such Person); (E) any reclassification of securities or recapitalization of Adirondack or other transaction that has the effect, directly or indirectly, of increasing the proportionate share of any class of equity security (including securities convertible into equity securities) of Adirondack that is owned by any Person which shall have been effected, or any agreement relating to such transaction which shall have been entered into or plan with respect thereto adopted; (F) any transaction having an effect similar to those described in (A) through (E) above; or (G) a public announcement with respect to a proposal, plan, or intention by Adirondack or another Person to effect any of the foregoing transactions (which may include publication of notice of filing or any similar notice under applicable law).
                  (d) The term "Person" for purposes of this Section 4.9 shall mean any corporation (excluding CNB or any of its Subsidiaries), partnership, person or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

         4.10 Confidential Information. Adirondack, CNB and Acquisition shall, and shall direct all of their agents, employees and advisors to keep in strict confidence any information concerning the Merger and the properties, business and assets of the other party that may have been obtained in the course of negotiations or examination of the affairs of the other party either prior or subsequent to the execution of this Agreement (other than such information as shall be in the public domain or otherwise ascertainable from public or sources) and shall, in the event the transactions contemplated in this Agreement are not consummated, return all documents to the other party containing such information.
         4.11 Maintenance of Capital Levels. CNB and its financial institution Subsidiary or Subsidiaries shall maintain at least the minimum capital levels as required by Regulatory Authorities.
         4.12 Indemnification and Directors' and Officers' Liability Insurance. CNB agrees that from and after the Effective Time it shall indemnify and hold harmless each present and former director and officer of Adirondack and the Bank (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under applicable law. CNB shall cause to be maintained in effect for three years from the Effective Time for the benefit of Adirondack's current directors' and officers' either CNB's current directors' and officers' liability insurance policy or a "tail" policy on Adirondack's current directors' and officers' liability insurance policy, in both instances if such insurance is obtainable (provided that CNB may substitute therefor, in either case, policies of equivalent coverage so long as no lapse in coverage occurs as a result of substitution with respect to matters occurring prior to the Effective Time); and provided further that CNB shall not be obligated to expend for such insurance an amount greater than 150 percent of the cost of the most recent policy of one year, and in the event it shall cost more than such amount for such policy, CNB shall be obligated to purchase only such insurance as may be purchased with such cost
         4.13 Board of Directors of CNB. At the Effective Time, CNB shall cause two persons to be added to the Board of Directors of CNB, who shall also be added to the Board of Directors of City. In addition, any person serving as a director of Adirondack or the Bank as of the Effective Time shall be entitled to serve as either a director of: (i) CNB or City or (ii) as an advisory director of CNB or City until October 9, 2003. The duties and compensation of any such advisory director shall be determined from time to time at the sole discretion of CNB or City as the case may be.
         4.14 Employee Benefit Plans.
                  (a) At and after the Effective Time employees of Adirondack and the Bank who are employed by CNB or its Subsidiaries and affiliates, shall be eligible to participate in the employee welfare and other similar fringe benefits of CNB or its subsidiaries, on the same terms and conditions to those that CNB and its Subsidiaries may make available to similarly situated officers and employees, including, without limitation, any health, life, long-term disability, severance, vacation or paid time off programs (the "CNB Welfare Plans") without any pre existing condition, and with credit for co-payments and deductibles during the comparable plan year. The period of employment and compensation of each employee of Adirondack and its Subsidiaries with Adirondack and its Subsidiaries shall be counted for all purposes (except for purposes of benefit accrual) under the CNB Welfare Plans, including, without limitation, for purposes of service credit and eligibility.

                  (b) As of the Effective Time or as soon as practicable thereafter, the loan between Adirondack and The Gloversville Federal Savings Employee Stock Ownership Plan (the "ESOP") shall be repaid in full with the cash consideration received from CNB for the unallocated Adirondack Shares held in the ESOP in the amount equal to the Merger Price multiplied by the number of unallocated Adirondack Shares held by the ESOP, and any unallocated portion of the consideration remaining after such repayment shall be allocated to the ESOP accounts of the employees of Adirondack and its Subsidiaries who are participants and beneficiaries (such individuals hereinafter referred to as the "ESOP Participants") as earnings and not as "annual additions," in accordance with the terms of the ESOP as amended. As of the day before the Effective Time the ESOP shall be terminated. Following the receipt of a favorable determination letter from the Internal Revenue Service ("IRS") as to the tax qualified status of the ESOP upon its termination under Section 401(a) and 4975(e)(7) of the Code (the "Final Determination Letter"), distributions of the account balances under the ESOP shall be made to the ESOP Participants. From and after the date of this Agreement, in anticipation of such termination and distribution, CNB, Adirondack and their respective representatives prior to the Effective Time, and CNB and its representatives after the Effective Time, shall use their best efforts to apply for and obtain a favorable Final Determination Letter from the IRS. In the event that CNB, Adirondack and their respective representatives, prior to the Effective Time, and CNB and its representatives after the Effective Time, reasonably determine that the ESOP cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be so applied, allocated or distributed without causing the ESOP to lose its qualified status, Adirondack prior to the Effective Time and CNB after the Effective Time shall take such action as they may reasonably determine with respect to the distribution of account balances to the ESOP Participants, provided that the assets of the ESOP shall be held or paid for the benefit of the ESOP Participants and provided further that in no event shall any portion of the amounts held in the ESOP revert, directly or indirectly, to Adirondack or any affiliate thereof, or to CNB or any affiliate thereof. All ESOP Participants shall fully vest and have a nonforfeitable interest in their accounts under the ESOP determined as of the termination date.
                  (c) At the Effective Time, the Gloversville Federal Savings Profit Sharing Plan (the "Bank PSP") shall be adopted by CNB and continued in effect. Thereafter, CNB may elect to terminate the Bank PSP or merge it with a tax-qualified plan maintained by CNB. Employees of Adirondack and its Subsidiaries shall receive credit for eligibility and vesting purposes for periods of employment with Adirondack or its Subsidiaries. At the Effective Time, all participants in the Bank PSP shall fully vest and have a nonforfeitable interest in their accounts under the Bank PSP determined as of the Effective Time. If the Bank PSP is terminated, all participants shall be offered the option of a lump-sum cash payment or, with CNB's consent, the option of rolling or transferring such amount to the CNB plan, subject in all cases to applicable provisions of the Code.
                  (d) CNB acknowledges and agrees that the Adirondack Option Plan and all awards granted under the Adirondack Financial Services Bancorp, Inc. Recognition and Retention Plan (the "Recognition and Retention Plan") shall be continued after the Effective Time until at least October 9, 2003, provided however that Adirondack and CNB acknowledge and agree that any person holding an unvested option or award under the terms of the Adirondack Option Plan or the Recognition and Retention Plan and who is not an employee, director or advisory director of CNB or City after the Closing, shall have terminated Continuous Service as defined by such plans. Shares of Adirondack held in the Recognition and Retention Plan shall be converted to cash in accordance with the terms of paragraph 1.1 hereof, and thereafter the cash balance shall accrue interest until distributed in accordance with the terms of such plans and the grants thereunder at the published federal funds rate. The Adirondack Option Plan and the Recognition and Retention Plan shall be frozen and no new options, or in the case of the Recognition and Retention Plan, shares, shall be awarded pursuant to such plans. After the Effective Time, participants holding options under the Adirondack Option Plan and participants having an interest in the cash held by the Recognition and Retention Plan shall, subject to all of the terms and conditions of such plans and the grants and agreements thereunder, including the requirement of continued service, continue to vest in the respective options and the cash balances. No person shall have any right of continued employment at or after the Effective Time with CNB or any of its then affiliated companies, by reason of this subparagraph.
                  (e) At or prior to the Effective Time, CNB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of CNB Common Stock for delivery upon exercise of options to purchase Adirondack Common Stock assumed by it in accordance with Section 1.5 hereof. Within 60 days following the Effective Time, CNB shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of CNB Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

         4.15 Adirondack Employment, Severance and Supplemental Agreements. CNB agrees to perform and satisfy the terms of (a) the Change of Control Agreement by and among Adirondack, the Bank and Lewis E. Kolar (the "Kolar Agreement") (CNB acknowledges hereby that the Merger will constitute an Involuntary Termination in connection with a Change in Control for purposes of the Kolar Agreement), and (b) the Gloversville Federal Employee Severance Compensation Plan (the "Severance Plan"), and (c) to pay such additional severance pay to terminated employees of Adirondack or the Bank as may be determined by the parties, but in no event shall the additional severance amount exceed one year of compensation for any individual so terminated.
         4.16 Subsidiary Bank Merger. Adirondack and CNB agree to cooperate and to take such steps as may be necessary to obtain all requisite regulatory, corporate and other approvals for the Bank Merger, subject to consummation of the Merger, to be effective concurrently with the Merger or as soon as practicable thereafter. The Surviving Bank shall be City, and shall continue to be known as "City National Bank and Trust Company." In furtherance of such agreement, each of Adirondack and CNB agrees, as applicable:
                  (a) to cause the board of directors of the Bank and City, respectively, to approve the Bank Merger and to submit it to the sole stockholder of each bank for its approval;
                  (b) to vote the shares of stock of the Bank and City owned by them in favor of the Bank Merger; and
                  (c) to take, or cause to be taken, all steps necessary to consummate the Bank Merger concurrently with or as soon as is practicable after consummation of the Merger.
                  The Bank Merger shall be accomplished pursuant to a merger agreement containing such terms and conditions as are ordinary and customary for affiliated bank merger transactions of such type. Immediately after the Effective Time, the officers of the Surviving Corporation shall take, or cause to be taken, whatever additional steps may be necessary to effectuate the Bank Merger.
         4.17 Stockholder Voting Agreements. Contemporaneously with the execution of this Agreement, Adirondack shall obtain and deliver to CNB a Stockholder Voting Agreement, in the form attached hereto as Exhibit A, executed by each stockholder of Adirondack who is a director of Adirondack or the Bank.

         4.18 Environmental Audits/Remediation
         (a) CNB shall have the right to engage an environmental consulting engineering firm reasonably acceptable to Adirondack, to perform environmental site assessments of the owned or leased real properties of Adirondack or its Subsidiaries (but excluding property held in trust or in a fiduciary capacity and space in retail or similar establishments leased by Adirondack or any of its Subsidiaries for automatic teller machines or bank branch facilities where the space leased comprises less than 30% of the total space leased to all tenants of such property) (collectively, the "Audited Properties"), which shall satisfy the American Society of Testing and Materials "Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process," except that such assessment shall also include a review of compliance with Environmental Laws, as defined below (the "Environmental Audits"), and render reports of the Environmental Audits (the "Environmental Reports) to determine whether there are any indications or evidence that (i) any toxic substance has been stored, deposited, treated, recycled, used or accidentally or intentionally disposed of, discharged, spilled, released, dumped, emitted or otherwise placed on, under or at, or used in any construction on, any such Audited Property, (ii) any such Audited Property is contaminated by or contains any toxic substance or (iii) any violations of Environmental Laws have occurred or are likely to occur on any Audited Property. The scope of the Environmental Audits may also include any testing or sampling of materials to determine, to CNB's reasonable satisfaction, whether any clean up, removal, remedial action or other response ("Remediation Action") is required to bring the Audited Properties into material compliance with Environmental Laws or to eliminate any condition that could result in a material liability as a result of the ownership, lease, operation or use of any Audited Property, and the estimated cost of such Remediation Action (the "Remediation Costs"). All Environmental Audits shall initially be provided to CNB and Adirondack in draft form. CNB shall require that the environmental consulting firm not disclose (except as required by law) any information in the Environmental Audits to anyone other than CNB and Adirondack. CNB will cause the Phase I Environmental Audits to be completed within 45 days of the date hereof. Within 15 days of the receipt of the Phase I Environmental Audit by CNB, CNB shall determine whether, in its reasonable judgment, a Phase II Environmental Audit is necessary and shall notify Adirondack of its determination in this regard. If CNB desires to cause a Phase II Environmental Audit to be conducted, CNB shall use its reasonable efforts to cause an environmental consulting engineering firm to commence such Phase II Environmental Audit within such 15 day period; provided, that prior to commencing such Phase II Environmental Audit, CNB's environmental consultant shall consult with an environmental consultant selected by Adirondack (at its sole expense) on the monitoring and testing methodologies, including conducting joint testing or taking separate samples for processing at different labs. Such Phase II Environmental Audit shall be completed not later than 45 days after the date of such firm's engagement. Adirondack agrees to cooperate with CNB's environmental consultant. Except for the expense of its own environmental consultant if it shall select one as provided for herein, CNB shall be solely responsible for all costs associated with the Environmental Audits and Environmental Reports. As used in this Agreement, the term "Environmental Laws" shall mean all applicable federal, state, and local environmental laws relating to pollution or protection of the environment including, without limitation, the Solid Waste Disposal Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Occupational Safety and Health Act and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, their state and local laws, their state and local law counterparts and all rules and regulations promulgated thereunder.
         (b) In the event that the Environmental Audits disclose that any remediation at any of the Audited Properties is required under Environmental Laws, the after-tax costs (based on the highest federal marginal tax rate) of such remediation up to $ 50,000 shall be paid by CNB. Such after-tax costs so required which exceed $50,000 shall be the responsibility of Adirondack and shall be deducted from the Merger Price; provided that in the event such after-tax costs exceed $300,000 Adirondack shall have the right pursuant to
Section 6.5(f) to terminate this Agreement.

                                  ARTICLE V
                             CONDITIONS PRECEDENT
         5.1. Conditions Precedent to Obligations of CNB and Acquisition Corp. Unless the conditions are waived by CNB or Acquisition, all obligations of CNB and Acquisition under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:
                  (a) Representations and Warranties; Performance of Agreements. The Representations and Warranties of Adirondack contained in
Article II of this Agreement, as amended or supplemented by the Adirondack Updated Statements (as defined in Section 5.1(h) hereof) shall have been true and correct in all material respects as of this date (except to the extent such representations and warranties speak as of an earlier date) and shall be true and correct in all material respects at the Closing as though made on and as of the Closing Date, and Adirondack shall have performed all agreements herein required to be performed by it on or prior to the Closing.
                  (b) Closing Certificate. CNB shall have received a certificate signed by the chief executive officer of Adirondack, dated as of the Closing Date, certifying as to the fulfillment of the conditions to the obligations of CNB as set forth in this Agreement.
                  (c) Regulatory and Other Approvals. CNB shall have obtained the approval of all appropriate federal and state regulatory agencies (including, without limitation, the approval of the Federal Reserve) necessary to complete the transactions contemplated by this Agreement, all required waiting periods shall have expired, and there shall have been no motion for rehearing or appeal from any such approval or commencement of any suit or action by any governmental authority seeking to enjoin the transactions provided for herein or to obtain other relief with respect thereto.
                  (d) Approval of Merger and Execution of Certificate of Merger. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors and the stockholders of Adirondack shall have adopted the Merger Agreement at the Stockholder Meeting in accordance with applicable law and the Certificate of Incorporation and bylaws of Adirondack. The proper officers of Adirondack shall have executed and delivered to CNB such certificates, statements or other instruments as may be necessary or appropriate to effect the filing of the Certificate of Merger.
                  (e) No Litigation with Respect to Transactions. No suit or other action shall have been instituted seeking to enjoin the consummation of the transactions contemplated hereby or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, that reasonably could be expected to result in the issuance of an order enjoining such transactions.

                  (f) Opinion of Counsel. CNB shall have received the opinion of Silver Freedman and Taff, LLP special counsel for Adirondack, dated as of the Closing Date, and in substantially the form attached hereto as Exhibit D. In rendering the foregoing opinion, such counsel may rely on certificates of corporate officers or governmental officials as to factual matters.
                   (g) Other Documents. CNB shall receive at the Closing all such other documents, certificates or instruments as it may have reasonably requested evidencing compliance by Adirondack with the terms of this Agreement.
                  (h) Updated Statements. Adirondack shall have provided CNB any information necessary to make the Representations and Warranties of Adirondack set forth in Article II true and correct as of the Closing Date (the "Adirondack Updated Statements"), and none of such Adirondack Updated Statements shall reflect a change from the Representations and Warranties of Adirondack made as of the date of this Agreement that reflect a Material Adverse Effect of Adirondack.
                  (i) Other Employee Matters. At or prior to the Effective Time of the Merger, Menzo D. Case shall have ceased to be an employee of Adirondack and the Bank and any and all Adirondack Shares held for his benefit in the Recognition and Retention Plan and any and all option shares held by him under the Adirondack Option Plan shall have been forfeited without expense or liability to Adirondack or the Bank.
                  (j) Limitation on Recognition Shares and Options. At the Effective Time of the Merger there shall be not more than 20,749 Adirondack shares issued under the Recognition and Retention Plan and not more than 49,595 outstanding options under the Adirondack Option Plan.
                  (k) Non Competition Agreement. At the Effective Time CNB shall have received executed Non Competition Agreements in the form of Exhibit B from each director of Adirondack and the Bank other than Lewis E. Kolar, and shall have received the Non Competition Agreement in the form of Exhibit C from Lewis E. Kolar.
         5.2 Conditions Precedent to Obligations of Adirondack. Unless the conditions are waived by Adirondack, all obligations of Adirondack under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:
                  (a) Representations and Warranties; Performance of Agreements. The Representations and Warranties of CNB and Acquisition contained in Article III of this Agreement, as amended or supplemented by the CNB and Acquisition Updated Statements (as defined in Section 5.2(j)) shall have been true and correct in all material respects as of this date (except to the extent such representations and warranties speak as of an earlier date) and shall be true and correct in all material respects at the Closing as though made on and as of the Closing Date, and CNB shall have performed all agreements herein required to be performed by it on or prior to the Closing.

                  (b) Closing Certificate. Adirondack shall have received a certificate signed by the chief executive officers of CNB and Acquisition and dated as of the Closing Date, certifying as to the fulfillment of the conditions to the obligations of Adirondack as set forth in this Agreement.
                  (c) Regulatory and Other Approvals. CNB shall have obtained the approval of all appropriate federal and state banking regulatory agencies (including, without limitation, the approval of the Federal Reserve Board) necessary to complete the transactions contemplated by this Agreement, all required waiting periods shall have expired, and there shall have been no motion for rehearing or appeal from such approval or commencement of any suit or action by any governmental authority seeking to enjoin the transactions provided for herein or to obtain other relief with respect thereto.
                  (d) Fairness Opinion. Capital Resources Group, Inc. shall have delivered to the Board of Directors of Adirondack, as of the date of this Agreement, its opinion to the effect that the consideration to be received in the Merger is fair, from a financial point of view, to the stockholders of Adirondack, and such opinion shall not have been withdrawn, amended or modified in any material respect at or prior to the Closing.
                  (e) No Litigation. No suit or other action shall have been instituted or threatened seeking to enjoin the consummation of the transactions contemplated hereby or to obtain other relief in connection with this Agreement or the transactions contemplated hereby (including, but not limited to, substantial damages) that reasonably could be expected to result in the issuance of an order enjoining such transactions or result in a determination that CNB has failed to comply with applicable legal requirements of a material nature in connection with the transactions contemplated hereby or actions preparatory thereto.
                  (f) Opinion of Counsel. Adirondack shall have received the opinion of Werner & Blank Co., LPA, special counsel for CNB and Acquisition, dated as of the Closing Date, in substantially the form of Exhibit E hereto.
                  (g) Approval of Merger and Delivery of the Certificate of Merger. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of CNB and Acquisition and by CNB as the sole stockholder of Acquisition in accordance with governing statutes and the Certificate of Incorporation and bylaws of CNB and the Certificate of Incorporation and bylaws of Acquisition, and the stockholders of Adirondack shall have adopted the Merger Agreement at the Stockholders Meeting. The proper officers of each of CNB, Acquisition and Adirondack, as applicable, shall have executed the Certificate of Merger in form suitable for filing with the Delaware Secretary of State and shall have executed and delivered all such other certificates, statements or other instruments as may be necessary or appropriate to effect such filings.
                  (h) Merger Consideration. CNB shall have deposited funds with the exchange agent or made other arrangements to provide funds to the exchange agent, sufficient to enable the exchange agent to pay in full the total amount of funds required to be paid at the Effective Time pursuant to
Section 1.1 hereof for exchanges in accordance with this Agreement.
                  (i) Other Documents. Adirondack shall receive at the Closing all such other documents, certificates or instruments as it may have reasonably requested evidencing compliance by CNB and Acquisition with the terms of this Agreement.
                  (j) Updated Statements. CNB and Acquisition shall have provided Adirondack any information necessary to make the Representations and Warranties of CNB and Acquisition set forth in Article III true and correct as of the Closing Date (the "CNB and Acquisition Updated Statements"), and none of such CNB and Acquisition Updated Statements shall reflect a change from the Representations and Warranties of CNB and Acquisition made as of the date of this Agreement that reflect a Material Adverse Effect of CNB.

                                  ARTICLE VI
                              GENERAL PROVISIONS
         6.1 Non-Survival of Representations and Warranties and Covenants. None of the Representations and Warranties and covenants in this Agreement shall survive the Effective Time, except for such other covenants and agreements contained in this Agreement that by their terms apply in whole or in part after the Effective Time. In the event of the termination of this Agreement pursuant to Section 6.5 hereof, none of the representations and warranties and covenants in this Agreement shall survive except that the covenants in this Agreement with respect to confidentiality contained in
Section 4.10, payment of expenses contained in Section 6.3 and this Section
6.1 shall survive.
         6.2 Further Assurances. Each of the parties hereto agrees that at any time and from time to time after the Effective Time it shall cause to be executed and delivered to any party such further instruments or documents as such other party may reasonably require to give effect to the transactions contemplated hereby.

         6.3 Expenses and Termination Rights. Each of the parties to this Agreement shall bear their respective costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that:
                  (a) in the event this Agreement is validly terminated by CNB pursuant to Section 6.5(d) hereof or by Adirondack pursuant to Section 6.5(e) hereof, Adirondack shall pay to CNB a termination fee of $500,000 in cash on demand;
                  (b) in the event this Agreement is validly terminated by Adirondack pursuant to Section 6.5(d), CNB shall pay to Adirondack a termination fee of $500,000 in cash on demand;
                  (c) in the event this Agreement is terminated either (i) by Adirondack pursuant to Section 6.5(e), or (ii) by CNB as provided in Section 6.5(d) as a result of Adirondack's breach of Section 4.4 or by CNB as provided in Section 6.5(d) following a failure of Adirondack's stockholders to grant the necessary approval in Section 5.1(d) and contemporaneously with the termination provided in this paragraph (ii) there is a Transaction Proposal and, prior to or within 12 months of such termination, Adirondack shall have entered into a definitive agreement relating to such Transaction Proposal, then, with respect to a termination under either paragraph (i) or
(ii) of this Section 6.3(d), Adirondack shall pay to CNB, in immediately available funds, an amount equal to $750,000 within ten business days after demand for payment by CNB following such termination, which amount, however, shall be reduced by any amount Adirondack shall have previously paid or shall be obligated to pay to CNB pursuant to Section 6.3(a) hereof.
                  (d) In the event of termination of this Agreement as provided in Sections 6.5(a), 6.5(b), 6.5(c), 6.5(f) or 6.5(g) this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of CNB or Adirondack or their respective officers or directors expect as set forth in Section 6.1.
                  (e) Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, and to be awarded reasonable attorneys' fees, this being in addition to any other remedy to which they are entitled hereunder.
         6.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors, assigns of the parties hereto; provided, however, that no party may assign this Agreement without the written consent of the other parties, and except that CNB may assign this Agreement to any entity, a majority of the stock of which is owned directly or indirectly by CNB. Any assignment shall only be done upon prior notice to Adirondack and will not relieve CNB from any of its responsibilities, duties, liabilities and obligations set forth herein.

         6.5 Termination. This Agreement may be terminated (a) at any time by agreement of CNB and Adirondack, (b) by either CNB or Adirondack if the regulatory approvals referred to in Section 5.1(c) hereof have not been obtained on or before September 30, 1999, provided that both parties have used reasonable efforts to secure such approvals (for purposes hereof " reasonable efforts" shall not require CNB to assent to any condition or affirmative requirement of a regulatory agency which would, in the reasonable opinion of CNB, cost CNB in excess of $100,000), (c) by either CNB or Adirondack if the Closing has not occurred by December 31, 1999 (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), (d) by either CNB or Adirondack if a material default shall be made by the other party in the observance or in the due and timely performance of any of its covenants and agreements contained in this Agreement and such default by its nature cannot be cured prior to the Closing and which breach has had, individually or in the aggregate, a Material Adverse Effect on the non-breaching party, (e) by Adirondack if its Board of Directors shall determine that a Transaction Proposal constitutes a Superior Proposal and the Board shall have received a written opinion of its outside counsel that the failure to accept such Superior Proposal could reasonably be expected to result in a breach of the fiduciary duties of the Board under applicable law, or (f) by Adirondack pursuant to Section 4.18(b).
         6.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally; (b) the second business day after being deposited in the United States mail registered or certified (return receipt requested); (c) the first business day after being deposited with Federal Express or any other recognized national overnight courier service; or (d) on the business day on which it is sent and received by facsimile, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
                  (a)    If to CNB addressed to:
                         Mr. William N. Smith
                         Chairman, President & CEO
                         CNB Bancorp (City National Bank & Trust Company) 12-24 North Main Street
                         Gloversville, NY  12078
                         Phone:     (518) 773-7911
                         Fax:       (518) 725-2730

                         with a copy to:

                         Martin D. Werner, Esq.
                         Werner & Blank Co. L.P.A.
                         7205 West Central Avenue
                         Toledo, Ohio   43617
                         Phone:     (419) 841-8051
                         Fax:       (419) 841-8380

                   (b) If to Adirondack, addressed to:

                         Mr. Lewis E. Kolar
                         President
                         Adirondack Financial Services Bancorp, Inc.
                         52 N. Main Street
                         Gloversville, New York  12078-3084
                         Phone:
                         Fax:

                         with a copy to:

                         Kip A. Weissman, Esq.
                         Silver, Freedman & Taff, L.L.P.
                         1100 New York Avenue, N.W., Suite 700
                         Washington, D.C.  20005-3934
                         Phone:     (202) 414-6100
                         Fax:       (202) 682-0354

         6.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.
         6.8 Counterparts. This Agreement may be executed in any number of counterparts, and each such executed counterpart will be an original instrument.
         6.9 Headings. Descriptive headings appearing in this Agreement are for convenience only and will not be deemed to explain, limit or amplify any of the provisions hereof.
         6.10 Entire Agreement; Amendment. This Agreement, with its exhibits and the schedules delivered pursuant to it, sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written. This Agreement may only be modified or amended by an agreement in writing signed by CNB and Adirondack.
              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.


CNB BANCORP, INC.                        CNB ACQUISITION CORP.


By: ________________________________     By: ________________________________

Title: _____________________________     Title: _____________________________



ADIRONDACK FINANCIAL SERVICES BANCORP, INC.


By: ________________________________

Title: _____________________________

                                  EXHIBIT A

                         STOCKHOLDER VOTING AGREEMENT


                  STOCKHOLDER VOTING AGREEMENT, dated as of ____________, 1999 (this "Agreement"), by and among the undersigned (hereinafter the "Stockholder), CNB BANCORP, INC., a New York corporation ("CNB") and CNB ACQUISITION CORP., a Delaware corporation ("Acquisition").

                  WHEREAS, CNB, Acquisition and Adirondack Financial Services Bancorp, Inc., have entered into an Agreement of Merger, dated as of ___________________, 1999 (the "Merger Agreement"), which provides, among other things, that Acquisition shall be merged with and into the Company pursuant to the merger contemplated by the Merger Agreement (the "Merger"),

                  WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of _____ shares of common stock, $.01 par value, of the Company (the "Company Common Stock"), and

                  WHEREAS, as a condition to the willingness of CNB and Acquisition to enter into the Merger Agreement, CNB and Acquisition have required that the Stockholder and the Company agree, and in order to induce CNB and Acquisition to enter into the Merger Agreement, the Stockholder and the Company have agreed, to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                  ARTICLE I

                               VOTING OF SHARES

         Section I.1 Voting Agreement. The Stockholder hereby agrees to: (a) appear in person or by proxy, or cause the holder of record on the applicable record date (the "Record Holder") to appear, at any annual or special meeting of stockholders of the Company called for the purpose of adopting the Merger Agreement for the purpose of obtaining a quorum; (b) vote, or cause the Record Holder to vote, in person or by proxy, all of the shares of the Company Common Stock owned or with respect to which the Stockholder has or shares voting power and shares of Company Common Stock which shall, or with respect to which voting power shall, hereafter be acquired by the Stockholder (collectively, the "Shares") in favor of the adoption of the Merger Agreement (as in effect on the date hereof); (c) vote, or cause the Record Holder to vote, the Shares against any action, proposal or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement, or which could reasonably be expected to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled; and (d) vote, or cause the Record Holder to vote, such Shares against: (i) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries; and (ii) a sale or transfer of a material amount of the assets of the Company or any of its subsidiaries (each of the events described in (i) and (ii) above as an "Alternative Transaction"). The Stockholder acknowledges receipt and review of a copy of the Merger Agreement. Notwithstanding any other provision of this Article I, the provisions of such Article I shall not prohibit or restrain the Stockholder from complying with his fiduciary obligations as a director or officer of the Company.

         Section I.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in CNB or Acquisition any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership, and economic benefits of and relating to the Shares or Company Options shall remain and belong to the Stockholder, and neither CNB nor Acquisition shall have any authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise expressly provided herein, or the performance of its duties or responsibilities as a stockholder of the Company.

         Section I.3 No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.

                                  ARTICLE II

                           RESTRICTIONS ON TRANSFER

         Section II.1 Transfer of Title. (a) The Stockholder hereby covenants and agrees that the Stockholder will not, until after the meeting of stockholders of the Company called for the purpose of adopting the Merger Agreement, either directly or indirectly, offer, agree or otherwise sell, assign, pledge, hypothecate, transfer, exchange, or dispose of any Shares or Company Options or any other securities or rights convertible into or exchangeable for shares of Company Common Stock, owned either directly or indirectly by the Stockholder or with respect to which the Stockholder has the power of disposition, whether now or hereafter acquired, other than pursuant to the Merger, without the prior written consent of CNB.

                  (b) The Stockholder hereby agrees and consents to the entry of stop transfer instructions with the Company against the transfer of any Shares consistent with the terms of Section II.1(a).

                                 ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

         The Stockholder hereby represents and warrants to CNB and Acquisition as follows:

         Section III.1 Authority Relative to This Agreement. The Stockholder is competent to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder.

         Section III.2 Title to the Shares. The Shares held by the Stockholder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, and the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

                                  ARTICLE IV

                                MISCELLANEOUS

         Section IV.1 Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement or (b) the Effective Time (as defined in the Merger Agreement).

         Section IV.2 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

         Section IV.3 Successors and Affiliates. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. If the Stockholder shall acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of any Options or any securities or rights convertible into or exchangeable for Shares, operation of law or otherwise, such Shares shall be held subject to all of the terms and provisions of this Agreement. Without limiting the foregoing, the Stockholder specifically agrees that the obligations of the Stockholder hereunder shall not be terminated by operation of law, whether by death or incapacity of the Stockholder or otherwise.

         Section IV.4 Entire Agreement. This Agreement constitutes the entire agreement among CNB, the Company and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among CNB, Acquisition, the Company and the Stockholder with respect to the subject matter hereof.

         Section IV.5 Captions and Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

         Section IV.6 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         Section IV.7 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.
         Section IV.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

         Section IV.9 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means) to the telecopier number specified below:

         If to Stockholder:

                  At the address set forth on the signature page hereto

         If to CNB or Acquisition, addressed to:

                  Mr. William N. Smith
                  Chairman, President and CEO
                  CNB Bancorp (City National Bank & Trust Company) 12-24 North Main Street
                  Gloversville, New York  12078
                  Phone:   (518) 773-7911
                  Fax:     (518) 725-2730

                  with a copy to:

                  Martin D. Werner, Esq.
                  Werner & Blank Co. L.P.A.
                  7205 West Central Avenue
                  Toledo, Ohio   43617
                  Phone:   (419) 841-8051
                  Fax:     (419) 841-8380

                  If to the Stockholder, addressed to:

                  [Stockholder]
                  c/o Adirondack Financial Services Bancorp, Inc.
                  52 N. Main Street
                  Gloversville, New York  12078-3084
                  Phone:
                  Fax:

                  with a copy to:

                  Kip A. Weissman, Esq.
                  Silver, Freedman & Taff, L.L.P.
                  1100 New York Avenue, N.W., Suite 700
                  Washington, D.C.  20005-3934
                  Phone:   (202) 414-6100
                  Fax:     (202)-682-0354

         Section IV.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

                  IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed on the date hereof.

CNB BANCORP, INC.

By:             _________________________________
Name:           _________________________________
Title:          _________________________________


CNB ACQUISITION CORP.

By:             __________________________________
Name:           __________________________________
Title:          __________________________________



STOCKHOLDER

By:             ___________________________________
Name:           ___________________________________
Title:          ___________________________________
Address:        ___________________________________
                ___________________________________

                                  EXHIBIT B
                           NONCOMPETITION AGREEMENT


         THIS NONCOMPETITION AGREEMENT (the "Noncompetition Agreement") is made as of the _____ day of __________, 1999 by and among ___________________
(the "Shareholder") and CNB Bancorp, Inc., ("CNB"), Adirondack Financial Services Bancorp, Inc. ("Adirondack") and Gloversville Federal Savings Bank ("Bank") (CNB, Adirondack and Bank being sometimes referred to collectively as the "Protected Parties").

                                   RECITALS

         WHEREAS, CNB is this day acquiring Adirondack and Bank pursuant to the Agreement and Plan of Merger dated as of _______________, 1999 by and among CNB, CNB Acquisition Corp., a wholly-owned subsidiary of CNB ("Acquisition") and Adirondack (the "Agreement"), and capitalized terms not otherwise defined herein have the same meaning assigned to them in the Agreement; and

         WHEREAS, the Shareholder is an Adirondack Shareholder and a member of Adirondack management by means of his service as a director and/or officer of Adirondack and/or the Bank; and

         WHEREAS, one of the conditions to the consummation of the transactions contemplated by the Agreement is the execution and delivery of the Noncompetition Agreement.

         NOW, THEREFORE, in consideration of One Dollar ($1.00), the performance of the covenants and agreements herein, the performance of the Agreement by CNB and Acquisition, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

         1. Noncompetition. The Shareholder agrees that he will not, directly or indirectly, for three years from and after the date of this Noncompetition Agreement, in Fulton, Saratoga and Montgomery counties within the State of New York, manage, act as a director or officer of, operate, control, be employed by, participate in, consult with, or be connected in any manner with the operation, ownership, management or control of any bank, trust company, savings bank or savings association, or any holding company of any such institution (other than Adirondack, the Bank or any affiliate of CNB) (collectively the "Competing Financial Institutions"). Notwithstanding the foregoing: (i) the ownership of less than three percent (3%) of the equity interest in a corporation shall not, without more, be deemed a violation of this section; (ii) the sale, purchase or leasing of real property to or from a Competing Financial Institution shall not, without more, be deemed a violation of this section; or (iii) the provision of legal services to a Competing Financial Institution shall not, without more, be deemed a violation of this section.

         2. Confidential Information. The parties agree that the business connections, customers, customer lists, marketing techniques, procedures, operations and other aspects of Adirondack's and the Bank's business, which are being acquired by CNB, have been established and maintained at great expense, protected as confidential information and trade secrets and are of great value to the Protected Parties and will provide them with a substantial competitive advantage in their businesses. The parties further agree that as an employee, officer, director and/or beneficial owner of Adirondack's equity, the Shareholder has had access to and has been entrusted with secret, confidential and proprietary information, and that the Protected Parties would suffer great loss and injury if he would disclose this information or use it to compete with the Protected Parties. Therefore, the Shareholder agrees that he will not directly or indirectly, either individually or as an employee, agent, partner, director, officer, shareholder, consultant or in any other capacity, use or disclose, or cause to be used or disclosed, any secret, confidential or proprietary information acquired by the Shareholder as an employee, director or officer of, or as an owner of stock in, Adirondack or the Bank whether or not such information was owned by Adirondack or the Bank prior to or discovered and developed by the Protected Parties subsequent to their relationship with the Shareholder, and regardless of the fact that the Shareholder may have participated in the discovery and development of that information.

         3. Relationship with Others. The parties agree that the profitability and reputation of Adirondack and the Bank depends on continued amicable relationship with their suppliers, customers and employees. The Shareholder agrees that he will not cause, request, solicit or advise any suppliers, customers or employees of Adirondack or the Bank to curtail, cancel or terminate their business, employment or other relationship with Adirondack or the Bank.

         4. Common Law of Torts or Trade Secrets. The parties agree that nothing in this Noncompetition Agreement shall be construed to limit or negate the common law of torts or trade secrets where it provides the Protected Parties with broader protection that that provided herein.

         5. Remedies.

         (a) In addition to other remedies provided by law or equity, upon a breach by the Shareholder of any of the covenants contained herein, then the Protected Parties shall be entitled to have a court of competent jurisdiction enter an injunction against that party prohibiting any further breach of the covenants contained herein.

         (b) The parties agree that it is impossible to measure in money the damages that may accrue to a party hereto by reason of a failure to perform any of the obligations hereunder. Therefore, in the event of any controversy concerning the rights or obligations under this Noncompetition Agreement such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy which the parties may have.

         6. Miscellaneous.

         (a) This Noncompetition Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

         (b) The Section headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Noncompetition Agreement.

         (c) This Noncompetition Agreement shall not be assigned by the Shareholder without the prior written consent of the Protected Parties. The Protected Parties shall have the right to assign all or any portion of their rights under this Noncompetition Agreement, provided that the Protected Parties give notice of any such assignment to the Shareholder.

         (d) The Noncompetition Agreement shall be construed and governed by the laws of the State of New York.

         (e) All communications or notices required or permitted by this Noncompetition Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an individual party, to an officer of a corporate party, sent via facsimile (receipt electronically confirmed) to the fax number(s) provided below, or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section of a change of address or fax:

If to any Protected Party:     Mr. William N. Smith
                               Chairman, President & CEO
                               CNB Bancorp, Inc.
                               12-24 North Main Street
                               Gloversville, NY  12078
                               Phone:   (518) 773-7911
                               Fax:     (518) 725-2730
                               with a copy to:

                               Martin D. Werner, Esq.
                               Werner & Blank Co., L.P.A.
                               7205 West Central Avenue
                               Toledo, Ohio 43617
                               Phone:   (419) 841-8051
                               Fax:     (419) 841-8380

If to the Shareholder:         To the address set forth at the signature page

                               with a copy to:

                               Kip A. Weissman, Esq.
                               Silver, Freedman & Taff, LLP
                               1100 New York Avenue, N.W., Suite 700
                               New York, New York  10005-3934
                               Phone:   (202) 414-6100
                               Fax:     (202) 682-0354

         (f) The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions.

         (g) No amendment of this Noncompetition Agreement shall be effective unless in writing and signed by all parties hereto.

         (h) This Noncompetition Agreement, together with the Agreement and other documents and materials referred to herein or therein, constitutes the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein and therein. This Noncompetition Agreement supersedes all prior negotiations, agreements (other than the Agreement) and undertakings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition Agreement as of the date first above written.


                                       SHAREHOLDER

                                       __________________________________
                                       __________________________________
                                       Name

                                       __________________________________
                                       __________________________________
                                       Address


                                       CNB BANCORP, INC.

                                       By:  _____________________________
                                       __________________________________
                                       Name
                                       __________________________________
                                       Title


                                       ADIRONDACK FINANCIAL SERVICES
                                       BANCORP, INC.

                                       By:  _____________________________
                                       __________________________________
                                       Name
                                       __________________________________
                                       Title


                                       GLOVERSVILLE FEDERAL SAVINGS

                                       By:  _____________________________
                                       __________________________________
                                       Name
                                       __________________________________
                                       Title

                                  EXHIBIT C
                           NONCOMPETITION AGREEMENT


         THIS NONCOMPETITION AGREEMENT (the "Noncompetition Agreement") is made as of the _____ day of __________, 1999 by and among Lewis E. Kolar (the "Shareholder") and CNB Bancorp, Inc., ("CNB"), Adirondack Financial Services Bancorp, Inc. ("Adirondack") and Gloversville Federal Savings Bank ("Bank") (CNB, Adirondack and Bank being sometimes referred to collectively as the "Protected Parties").

                                   RECITALS

         WHEREAS, CNB is this day acquiring Adirondack and Bank pursuant to the Agreement and Plan of Merger dated as of _______________, 1999 by and among CNB, CNB Acquisition Corp., a wholly-owned subsidiary of CNB ("Acquisition") and Adirondack (the "Agreement"), and capitalized terms not otherwise defined herein have the same meaning assigned to them in the Agreement; and

         WHEREAS, the Shareholder is an Adirondack Shareholder and a member of Adirondack management by means of his service as a director and/or officer of Adirondack and/or the Bank; and

         WHEREAS, one of the conditions to the consummation of the transactions contemplated by the Agreement is the execution and delivery of the Noncompetition Agreement.

         NOW, THEREFORE, in consideration of One Dollar ($1.00), the performance of the covenants and agreements herein, the performance of the Agreement by CNB and Acquisition, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

         1. Noncompetition. The Shareholder agrees that he will not, directly or indirectly, during the period following the Effective Time that Shareholder shall serve as a director (including that of an advisory director) of CNB or City and for a period of one year after such service, in Fulton, Saratoga and Montgomery counties within the State of New York, manage, act as a director or officer of, operate, control, be employed by, participate in, consult with, or be connected in any manner with the operation, ownership, management or control of any bank, trust company, savings bank or savings association, or any holding company of any such institution (other than Adirondack, the Bank or any affiliate of CNB) (collectively the "Competing Financial Institutions"). Notwithstanding the foregoing: (i) the ownership of less than three percent (3%) of the equity interest in a corporation shall not, without more, be deemed a violation of this section; (ii) the sale, purchase or leasing of real property to or from a Competing Financial Institution shall not, without more, be deemed a violation of this section; or (iii) the provision of legal services to a Competing Financial Institution shall not, without more, be deemed a violation of this section.

         2. Confidential Information. The parties agree that the business connections, customers, customer lists, marketing techniques, procedures, operations and other aspects of Adirondack's and the Bank's business, which are being acquired by CNB, have been established and maintained at great expense, protected as confidential information and trade secrets and are of great value to the Protected Parties and will provide them with a substantial competitive advantage in their businesses. The parties further agree that as an employee, officer, director and/or beneficial owner of Adirondack's equity, the Shareholder has had access to and has been entrusted with secret, confidential and proprietary information, and that the Protected Parties would suffer great loss and injury if he would disclose this information or use it to compete with the Protected Parties. Therefore, the Shareholder agrees that he will not directly or indirectly, either individually or as an employee, agent, partner, director, officer, shareholder, consultant or in any other capacity, use or disclose, or cause to be used or disclosed, any secret, confidential or proprietary information acquired by the Shareholder as an employee, director or officer of, or as an owner of stock in, Adirondack or the Bank whether or not such information was owned by Adirondack or the Bank prior to or discovered and developed by the Protected Parties subsequent to their relationship with the Shareholder, and regardless of the fact that the Shareholder may have participated in the discovery and development of that information.

         3. Relationship with Others. The parties agree that the profitability and reputation of Adirondack and the Bank depends on continued amicable relationship with their suppliers, customers and employees. The Shareholder agrees that he will not cause, request, solicit or advise any suppliers, customers or employees of Adirondack or the Bank to curtail, cancel or terminate their business, employment or other relationship with Adirondack or the Bank.

         4. Common Law of Torts or Trade Secrets. The parties agree that nothing in this Noncompetition Agreement shall be construed to limit or negate the common law of torts or trade secrets where it provides the Protected Parties with broader protection that that provided herein.

         5. Remedies.

         (a) In addition to other remedies provided by law or equity, upon a breach by the Shareholder of any of the covenants contained herein, then the Protected Parties shall be entitled to have a court of competent jurisdiction enter an injunction against that party prohibiting any further breach of the covenants contained herein.

         (b) The parties agree that it is impossible to measure in money the damages that may accrue to a party hereto by reason of a failure to perform any of the obligations hereunder. Therefore, in the event of any controversy concerning the rights or obligations under this Noncompetition Agreement such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy which the parties may have.

         6. Miscellaneous.

         (a) This Noncompetition Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

         (b) The Section headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Noncompetition Agreement.

         (c) This Noncompetition Agreement shall not be assigned by the Shareholder without the prior written consent of the Protected Parties. The Protected Parties shall have the right to assign all or any portion of their rights under this Noncompetition Agreement, provided that the Protected Parties give notice of any such assignment to the Shareholder.

         (d) The Noncompetition Agreement shall be construed and governed by the laws of the State of New York.

         (e) All communications or notices required or permitted by this Noncompetition Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an individual party, to an officer of a corporate party, sent via facsimile (receipt electronically confirmed) to the fax number(s) provided below, or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section of a change of address or fax:

If to any Protected Party:     Mr. William N. Smith
                               Chairman, President & CEO
                               CNB Bancorp, Inc.
                               12-24 North Main Street
                               Gloversville, NY  12078
                               Phone:   (518) 773-7911
                               Fax:     (518) 725-2730
                               with a copy to:

                               Martin D. Werner, Esq.
                               Werner & Blank Co., L.P.A.
                               7205 West Central Avenue
                               Toledo, Ohio 43617
                               Phone:   (419) 841-8051
                               Fax:     (419) 841-8380

If to the Shareholder:         To the address set forth at the signature page

                               with a copy to:

                               Kip A. Weissman, Esq.
                               Silver, Freedman & Taff, LLP
                               1100 New York Avenue, N.W., Suite 700
                               New York, New York  10005-3934
                               Phone:   (202) 414-6100
                               Fax:     (202) 682-0354

         (f) The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions.

         (g) No amendment of this Noncompetition Agreement shall be effective unless in writing and signed by all parties hereto.

         (h) This Noncompetition Agreement, together with the Agreement and other documents and materials referred to herein or therein, constitutes the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein and therein. This Noncompetition Agreement supersedes all prior negotiations, agreements (other than the Agreement) and undertakings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition Agreement as of the date first above written.


                                       SHAREHOLDER

                                       __________________________________
                                       __________________________________
                                       Name

                                       __________________________________
                                       __________________________________
                                       Address


                                       CNB BANCORP, INC.

                                       By:  _____________________________
                                       __________________________________
                                       Name
                                       __________________________________
                                       Title


                                       ADIRONDACK FINANCIAL SERVICES
                                       BANCORP, INC.

                                       By:  _____________________________
                                       __________________________________
                                       Name
                                       __________________________________
                                       Title


                                       GLOVERSVILLE FEDERAL SAVINGS

                                       By:  _____________________________
                                       __________________________________
                                       Name
                                       __________________________________
                                       Title

                                  Exhibit D


            Form of Silver, Freedman & Taff, L.L.P. Legal Opinion
                            ________________, 1999





CNB Bancorp, Inc.
12-24 North Main Street
Gloversville, New York  12078

Re:    Adirondack Financial Services Bancorp, Inc.

Ladies and Gentlemen:

         We have acted as special counsel to Adirondack Financial Services Bancorp, Inc., a Delaware corporation ("Adirondack"), in connection with the merger (the "Merger") of CNB Acquisition Corp., a Delaware corporation ("Acquisition"), with and into Adirondack pursuant to the Agreement of Merger dated as of January ___, 1999 (the "Agreement"), by and between CNB Bancorp, Inc., Acquisition and Adirondack. We are rendering this opinion to you pursuant to Section 5.1(f) of the Agreement.

         This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association's Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the federal law of the United States and the General Corporation Law of the State of Delaware. Terms defined in the Agreement or in the Accord and not otherwise defined herein are used with the meanings defined therein.

         With respect to matters of fact material to the opinions expressed herein, we have relied solely upon the representations of the parties contained in the Agreement, and upon certifications of officers of Adirondack and of public officials. We have assumed that the certifications and representations dated earlier than the date hereof on which we have relied continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof. We have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of Adirondack or any of its subsidiaries.

         Our opinion in paragraph (iv) regarding the enforceability of the Agreement is subject to the General Qualifications set forth in the Accord, and to the following specific qualifications:

(a) We assume that all parties will seek to enforce their rights in connection with the Agreement only in circumstances and in a manner in which it is commercially reasonable to do so.

(b) We express no opinion (1) that a course of dealing by any party, or a failure on its part to exercise, in whole or in part, a right or remedy provided in the Agreement, shall not constitute a waiver of its rights or remedies of any default under the Agreement; (2) as to the enforceability of any provision or accumulation of provisions that may be deemed to be unconscionable; (3) as to provisions relating to venue, governing law, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers or liability limitations with respect to third parties; (4) as to the payment of any liquidated damages or termination fee by any party; (5) as to the payment of any interest, charge or expense to the extent that the same are determined to be unenforceable penalties; (6) as to the payment of attorneys' and paralegals' fees and other costs and expenses incurred in connection with enforcement of the Agreement;
         (7) as to the exclusivity of the rights and remedies provided under the Agreement to any party; or (8) as to the enforceability of any requirement in the Agreement or other related documents specifying that provisions thereof may only be waived in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such Agreement or related documents.

(c) We express no opinion as to the enforceability of any provision of the Agreement which does not continue in effect beyond the date of this letter.

         Based on the foregoing, and solely in reliance thereon, we are of the opinion that:

(i) Adirondack is a corporation validly existing and in good standing under the laws of the State of Delaware.
         Adirondack is a savings and loan holding company registered under HOLA.

(ii) The Bank is chartered under the laws of the United States to transact the business of a federal savings association, and the charter of the Bank is in full force and effect.

(iii) The authorized capital stock of Adirondack is (i) 1,200,000 shares of common stock, $.01 par value per share, and (ii) 100,000 shares of preferred stock, $.01 par value per share.

(iv) The execution, delivery, and performance of this Agreement, and the transactions contemplated herein have been duly authorized by the Board of Directors and the stockholders of Adirondack, these being the only authorizations required under its Certificate of Incorporation, its bylaws, and the DGCL. This Agreement constitutes the legal, valid and binding obligation of Adirondack enforceable in accordance with their respective terms.

(v) The execution, delivery and performance of this Agreement does not violate any provisions of the Certificate of Incorporation or bylaws of Adirondack.

(vi) To the best knowledge of counsel, there are no actions, suits or proceedings pending or threatened against Adirondack to enjoin consummation of the Merger or to obtain other relief (other than payment to dissenting stockholders) in connection with this Agreement or the transactions contemplated hereby.

         This opinion is given to you for your sole benefit in connection with the Agreement, and no other person or entity is entitled to rely thereon, nor may copies be delivered or furnished to any other party, nor may all or portions of this opinion be quoted, circulated, or referred to in any other document without our prior written consent.

                                              Very truly yours,



                                              SILVER, FREEDMAN & TAFF, L.L.P.

                                  Exhibit E

                Form of Werner & Blank Co., LPA Legal Opinion
                            ________________, 1999




Adirondack Financial Services Bancorp, Inc.
52 N. Main Street
Gloversville, New York  12078-3084


Re:    CNB Bancorp, Inc.

Ladies and Gentlemen:

         We have acted as special counsel to CNB Bancorp, Inc., a New York corporation ("CNB") and CNB Acquisition Corp., a Delaware corporation ("Acquisition"), in connection with the merger of Acquisition (the "Merger") with and into Adirondack Financial Services Bancorp, Inc ("Adirondack") pursuant to the Agreement of Merger dated as of January ___, 1999 (the "Agreement"), by and between CNB Bancorp, Inc., Acquisition and Adirondack. We are rendering this opinion to you pursuant to Section 5.2(f) of the Agreement.

         This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association's Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the federal law of the United States and the corporation laws of the State of Delaware and New York. Terms defined in the Agreement or in the Accord and not otherwise defined herein are used with the meanings defined therein.

         With respect to matters of fact material to the opinions expressed herein, we have relied solely upon the representations of the parties contained in the Agreement, and upon certifications of officers of CNB and of public officials. We have assumed that the certifications and representations dated earlier than the date hereof on which we have relied continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof. We have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of CNB, Acquisition or any of their subsidiaries.

         Our opinion in paragraph (iv) regarding the enforceability of the Agreement is subject to the General Qualifications set forth in the Accord, and to the following specific qualifications:

(d) We assume that all parties will seek to enforce their rights in connection with the Agreement only in circumstances and in a manner in which it is commercially reasonable to do so.

(e) We express no opinion (1) that a course of dealing by any party, or a failure on its part to exercise, in whole or in part, a right or remedy provided in the Agreement, shall not constitute a waiver of its rights or remedies of any default under the Agreement; (2) as to the enforceability of any provision or accumulation of provisions that may be deemed to be unconscionable; (3) as to provisions relating to venue, governing law, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers or liability limitations with respect to third parties; (4) as to the payment of any liquidated damages or termination fee by any party; (5) as to the payment of any interest, charge or expense to the extent that the same are determined to be unenforceable penalties; (6) as to the payment of attorneys' and paralegals' fees and other costs and expenses incurred in connection with enforcement of the Agreement;
         (7) as to the exclusivity of the rights and remedies provided under the Agreement to any party; or (8) as to the enforceability of any requirement in the Agreement or other related documents specifying that provisions thereof may only be waived in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such Agreement or related documents.

(f) We express no opinion as to the enforceability of any provision of the Agreement which does not continue in effect beyond the date of this letter.

         Based on the foregoing, and solely in reliance thereon, we are of the opinion that:

(vii) CNB is a corporation validly existing and in good standing under the laws of the State of New York and Acquisition is a corporation validly existing and in good standing under the laws of the State of Delaware. CNB is a bank holding company registered under Federal Bank Holding Company Act.

(viii) City is a national banking association chartered under the laws of the United States to transact the business of a national banking association, and the charter of the Bank is in full force and effect.

(ix) The authorized capital stock of CNB consists of 5,000,000 shares of common stock, $2.50 par value per share.

(x) The execution, delivery, and performance of this Agreement, and the transactions contemplated herein have been duly authorized by the Board of Directors of CNB and Acquisition and the Stockholders of Acquisition, these being the only authorizations required under their respective Certificates of Incorporation, bylaws, the DGCL and the New York Business Corporation Law. This Agreement constitutes the legal, valid and binding obligation of CNB and Acquisition enforceable in accordance with its terms.

(xi) The execution, delivery and performance of this Agreement does not violate any provisions of the Certificate of Incorporation or bylaws of CNB or Acquisition.

(xii) To the best knowledge of counsel, there are no actions, suits or proceedings pending or threatened against CNB or Acquisition to enjoin consummation of the Merger or to obtain other relief in connection with this Agreement or the transactions contemplated hereby.

         This opinion is given to you for your sole benefit in connection with the Agreement, and no other person or entity is entitled to rely thereon, nor may copies be delivered or furnished to any other party, nor may all or portions of this opinion be quoted, circulated, or referred to in any other document without our prior written consent.

                                               Very truly yours,



                                               WERNER & BLANK CO., LPA

                                  EXHIBIT 99
------------------------------------------------------------------------------

                                PRESS RELEASE
------------------------------------------------------------------------------

CNB Bancorp, Inc.
12-24 North Main Street
Gloversville, New York 12078
Contact:     William N. Smith, Chairman, President and Chief Executive Officer
             or George Morgan, Executive Vice President
Phone:       (518) 773-7911
FAX:         (518) 725-2730

FOR IMMEDIATE RELEASE

                  CNB BANCORP, INC. ANNOUNCES ACQUISITION OF
                 ADIRONDACK FINANCIAL SERVICES BANCORP, INC.,
                            GLOVERSVILLE, NEW YORK

Gloversville, New York, January 25, 1999 - CNB Bancorp, Inc., headquartered in Gloversville, New York has announced plans to acquire Adirondack Financial Services Bancorp, Inc., Gloversville, New York. A definitive agreement of merger has been reached between the parties. Completion of the transaction is subject to approval by Adirondack's shareholders and regulatory authorities. Completion of the transaction is expected to occur in the second quarter of 1999.

Adirondack is the parent company for Gloversville Federal Savings and Loan Association, which, in addition to its office in Gloversville, operates a branch in Saratoga Springs, New York. Adirondack was formed in December 1997 to acquire all the common stock of Gloversville Federal Savings upon its conversion from a mutual savings institution to a stock institution. On April 6, 1998, Adirondack completed its initial public offering. The Gloversville Federal Savings charter dates back to 1923.

CNB Bancorp is the parent company for City National Bank and Trust Company, which operates offices in the communities of Gloversville, Perth, Johnstown and Northville. The company is highly respected with a history that dates back to 1887, and has total assets of approximately $250 million.

The terms of the acquisition call for CNB Bancorp to pay $15 million in cash in the aggregate for all of the outstanding shares of Adirondack (subject to possible adjustment). The per share purchase price is expected to be approximately $21.88 per share at closing. The transaction will be accounted for as a purchase.

CNB Bancorp is publicly traded on the over-the-counter market under the symbol CNBB. Adirondack is publicly traded on the over the counter market under the symbol AFSB.